UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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LG&E
a PPL company

PPL CORPORATION
**2018** NOTICE OF
**ANNUAL MEETING**
AND **PROXY STATEMENT**

Delivering today for
a brighter tomorrow

ppl

WILLIAM H. SPENCE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Message to

our Shareowners

Dear Shareowner,

On behalf of PPL’s Board of Directors, I want to thank you for investing in PPL and supporting the work we do to power people’s lives.

Your investment helps us to deliver essential energy services to more than 10 million customers. It supports our efforts to modernize the grid and shape the future of energy delivery in ways that benefit society. And it enables PPL to remain a force for good in the communities we serve.

Throughout 2017, we remained focused on delivering on our commitments to you and pursuing our long-term strategy for growth and success.

The key pillars of that strategy are driving best-in-sector operational performance, investing responsibly in a sustainable energy future, maintaining a strong financial foundation, and engaging and developing our people. Highlights of our 2017 performance in these areas can be found on page 1 of this document.

In short, we made significant progress. We delivered at the high end of our earnings forecast. We provided award-winning customer service. We strengthened reliability. We increased our dividend. And we invested $3.5 billion in infrastructure improvements that will benefit both customers and shareowners for years to come.

At the same time, we engaged with shareowners throughout the year and responded to shareowner requests by preparing a detailed climate assessment report that can be found at www.pplweb.com.

As we look to build on the momentum of 2017, we are guided by a diverse, independent, experienced board, one made even stronger by the recent addition of Phoebe Wood. In addition, we are led by a high-performing management team and driven by more than 12,000 dedicated professionals.

As we work together to create long-term value for you, we encourage you to review this Proxy Statement and vote your shares, and we invite you to join us at our Annual Meeting of Shareowners on Wednesday, May 16, at 9 a.m. at the PPL Center, 701 Hamilton Street, Allentown, Pa.

Thank you for the trust you have placed in us. We appreciate your continued support.

Sincerely,

William H. Spence

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Time and Date	9:00 a.m., Eastern Time, on Wednesday, May 16, 2018.

Place	PPL Center 701 Hamilton Street Allentown, Pennsylvania 18101

Items of Business

•  To elect ten directors, as listed in this Proxy Statement, for a term of one year.

•  To conduct an advisory vote to approve the compensation of our named executive officers.

•  To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2018.

•  To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 28, 2018.

Proxy Voting	Your vote is important. Please vote your shares by voting on the Internet or by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 76.

On Behalf of the Board of Directors,

Joanne H. Raphael Senior Vice President, General Counsel and Corporate Secretary

April 4, 2018

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 16, 2018:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

PPL CORPORATION 2018 Proxy Statement i

ii PPL CORPORATION 2018 Proxy Statement

Proxy Summary

This summary highlights information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2017 Annual Report before you vote.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 4, 2018.

This proxy statement and the “Compensation Discussion and Analysis” below contain references to “earnings from ongoing operations” of PPL. This is a measure of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. It is not, however, a financial measure prescribed by generally accepted accounting principles, or GAAP. This non-GAAP financial measure adjusts “net income” (which is a GAAP financial measure) for certain special items. For a reconciliation of earnings from ongoing operations to net income, as well as a description and itemization of the special items used to derive earnings from ongoing operations, please see Annex A to this proxy statement.

Voting Matters and Board Voting Recommendations

Election of Directors ... Page 4.
✓	Your Board recommends a vote FOR each nominee.

Management Proposals

• Advisory vote to approve the compensation of our named executive officers ... Page 23.

• Ratification of Deloitte & Touche LLP as independent auditor for 2018 ... Page 71.
✓ Your Board recommends a vote FOR both proposals.

Performance Highlights for 2017

PPL delivered strong operational and financial results in 2017 while providing gas and electricity safely, reliably and affordably to more than 10 million customers in the U.S. and U.K.

We delivered on our earnings commitments to shareowners while increasing our dividend by 4 percent. This marked our 15th dividend increase in 16 years.

We continued to excel in customer service, delivering award-winning customer satisfaction while strengthening reliability. We invested more than $3.5 billion in the future as we worked to modernize the grid and advance a cleaner energy future. We published a Climate Assessment report, laid the groundwork for a goal announced in January 2018 to cut the company’s carbon dioxide emissions 70 percent from 2010 levels by 2050 and contributed to an industry-led effort, with input from investors, to standardize sustainability-related metrics by the utility industry for its investors. PPL issued its 2016 Corporate Sustainability Report in May 2017 laying out our sustainability strategy and core commitments. We will continue to publish an annual Corporate Sustainability Report using the Global Reporting Initiative framework.

In addition, we maintained a strong balance sheet, investment grade credit ratings and strong cash flow as we positioned the company for long-term earnings growth and success.

Highest	$3.5 billion	$1 billion	Advanced
in customer satisfaction among U.K. utilities and winners of two J.D. Power awards for customer satisfaction in the U.S.	in infrastructure investment to make the grid smarter, more reliable and more resilient and to advance a cleaner energy future.	in dividends returned to shareowners.	PPL’s sustainability disclosures by publishing a scenario-based Climate Assessment report.

PPL CORPORATION 2018 Proxy Statement 1

PROXY SUMMARY

Corporate Governance Highlights

◾	Board elected annually, with majority vote in uncontested elections	◾	Clear, effective process for shareowners to raise concerns to the Board	◾	Key committees fully independent, with agendas driven by chairs
◾	9 of 10 directors are fully independent	◾	No supermajority voting provisions	◾	Directors required to hold shares until they leave Board
◾	Lead independent director	◾	Proxy access implemented by Board in December 2015	◾	Officers and directors prohibited from pledging/hedging PPL shares
◾	Diverse Board; added independent director, Phoebe Wood, in 2018	◾	Shareowner right to call a special meeting	◾	Clawback policy in place

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)
Rodney C. Adkins	59	2014	President, 3RAM Group, LLC	X	AC, FC
John W. Conway	72	2000	Retired Chief Executive Officer, Crown Holdings, Inc.	Independent Lead Director	CGNC, EC, FC
Steven G. Elliott	71	2011	Retired Senior Vice Chairman, Bank of New York Mellon Corporation	X	AC, EC, FC
Raja Rajamannar	56	2011	Chief Marketing & Communications Officer, and President, Healthcare, MasterCard International Incorporated	X	AC, CGNC
Craig A. Rogerson	61	2005	Chairman, President and Chief Executive Officer, Hexion Inc.	X	AC, CGNC, EC
William H. Spence	61	2011	Chairman, President and Chief Executive Officer, PPL Corporation	Management Director	EC
Natica von Althann	67	2009	Former Senior Credit Risk Management Executive, Bank of America and former Chief Credit Officer, U.S. Trust	X	CGNC, EC, FC
Keith H. Williamson	65	2005	Executive Vice President, Secretary and General Counsel, Centene Corporation	X	AC, FC
Phoebe A. Wood	64	2018	Principal of CompaniesWood	X	CGNC
Armando Zagalo de Lima	59	2014	Retired Executive Vice President, Xerox Corporation	X	AC, FC

(1)	Board Committees: AC – Audit CGNC – Compensation, Governance and Nominating EC – Executive FC – Finance

Board Tenure 0-4 years 3 5-7 years 3 8-10 years 1 11-15 years 2 >15 years 1 Median: 7 years 60% with 7 years or less Board Skills Global Business Perspective 10 (100%) Customer Relationships and marketing 8 (80%) Public Company Board Experience 7 (70%) Regulated Industry 5 (50%) Technology and Cybersecurity 5 (50%) Finance and Accounting 4 (40%) Risk Management 4 (40%) Environmental 3 (30%) CEO 3 (30%) Diversity 60% DIVERSE Diverse board members (based on gender, ethnicity and nationality)

2 PPL CORPORATION 2018 Proxy Statement

PROXY SUMMARY

Executive Compensation Program

CEO’s 2017 Target

Total Direct Compensation Mix

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our Corporate Strategic Framework, which links executive compensation with the interests of our shareowners. Over 59% of our NEOs’ compensation, and 72% of our CEO’s compensation, is determined by short- and long-term company performance.

Pay for Performance

For 2017, performance-based compensation for the NEOs was primarily based on (1) earnings per share from ongoing operations, or EPS, (2) net income from ongoing operations of each business segment, (3) corporate and business segment operational goals, (4) relative total shareowner return, or TSR, and (5) corporate return on equity, or ROE. As a result of our shareowner engagement meetings, we added corporate operational goals and ROE to align with our commitment to shareowners to deliver earnings growth and shareowner value creation.

Performance in 2017 resulted in the following:

•	Annual cash incentive awards ranging from 110.5% to 163.5% of target.

•	Performance unit awards reflecting a payout of 25% of target for the 2015-2017 performance period.

Key Compensation Elements

Base Salary

•	Reviewed annually

•	Set to reflect performance, experience, responsibility and competitive market levels

Annual Cash Incentive

•	Awards range from 0% to 200% of target

•	Based on corporate and business segment financial and operational performance

•	Combination of corporate and segment performance for business segment leaders

Changes in 2017

•	Replaced the use of EBIT with operational goals from our business segments

Long-term Equity Incentives

Performance Units

•	Payable in stock

•	Payout range from 0% to 200% of target

•	Based on three-year TSR performance relative to the Philadelphia Stock Exchange Utility Index (UTY) (60% of long-term incentives (LTI))

•	Based on the average of PPL’s annual corporate ROE for each year of a three-year performance period (20% of LTI)

Restricted Stock Units (20% of LTI)

•	Payable in stock

•	Restricted for three years from grant

Changes in 2017

•	Eliminated performance-contingent restricted stock units that used backward-looking average of three-year EPS performance

•	Added performance units based on a forward-looking corporate ROE

•	Added time-vested restricted stock units

Other Elements

•	Limited perquisites

•	Retirement plans

•	Deferred compensation plans

Our Commitment to Corporate Governance

Strong corporate governance practices are in place and are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓  Conduct annual pay risk assessment

✓  Retain independent compensation consultant

✓  Require significant equity ownership; increased CEO’s required holdings from 5x to 6x base salary in 2017

✓  Adopted proxy access

✓  Adopted clawback policy

✗   No hedging or pledging of stock

✗   No dividend equivalents paid on unvested equity awards

✗   No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✗   No “single trigger” change-in-control severance agreements

✗   No new participants in the SERP plans

PPL CORPORATION 2018 Proxy Statement 3

Long-term Incentives 65% Base Salary 15% Annual Cash Incentive 20% At Risk Performance Based Comp 72%

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to re-elect the ten director nominees listed below to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If, however, any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy or ballot card.

The following pages contain biographical information about the nominees, as well as information concerning the particular experience, qualifications, attributes and/or skills that led the Compensation, Governance and Nominating Committee and the Board to determine that each nominee should serve as a director. In addition, a majority of our directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

The table below summarizes, in no particular order, the primary experiences, qualifications and skills that our nominees for director bring to the Board.

Global Business Perspective	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Customer Relationships and Marketing	✓		✓	✓		✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓		✓	✓	✓		✓
Regulated Industry			✓	✓		✓	✓	✓
Technology and Cybersecurity	✓		✓	✓		✓			✓	✓
Finance and Accounting			✓				✓	✓	✓
Risk Management			✓			✓	✓		✓
Environmental		✓			✓	✓
CEO		✓			✓	✓

4 PPL CORPORATION 2018 Proxy Statement

Adkins Conway Elliot Rajamannar Rogerson Spence Von Althann Williamson Zagalo de Lima

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

RODNEY C. ADKINS Age: 59 Director since: 2014 Independent Director	Board Committees: • Audit • Finance

Other Public Directorships:

•   Avnet, Inc.

•   PayPal Holdings, Inc.

•   United Parcel Service, Inc.

•   W.W. Grainger, Inc.

Former Public Directorships within the Last Five Years:

•   Pitney Bowes Inc. (2007-2013)

Mr. Adkins is President of 3RAM Group, LLC, an investment, consulting and property management firm. He retired in December 2014 as a Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company. Until April 2014, Mr. Adkins served as Senior Vice President of Corporate Strategy at IBM. Prior to assuming that role in 2013, he was Senior Vice President of the Systems and Technology Group at IBM, a position he held since 2009, and was previously Senior Vice President of development and manufacturing for the Systems and Technology Group at IBM, a position he held since 2007. In his more than 33-year career with IBM, Mr. Adkins held a number of product management and executive roles, serving as general manager of Desktop PC, UNIX Systems and Pervasive Computing businesses.

Experience and Qualifications. Having served as a senior executive of a public technology company, Mr. Adkins provides critical insight to our Board in emerging technologies and services, global business operations and supply chain management.

JOHN W. CONWAY Age: 72 Director since: 2000 Independent Director Lead Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance	Other Public Directorships: • Crown Holdings, Inc.

Mr. Conway retired from Crown Holdings, Inc. on December 31, 2015, having served as Chief Executive Officer since 2001 and as President from 2001 until March 2013. He continues to serve as a non-executive Chairman of the Board of Crown, a position he has held since 2001. Prior to 2001, he served as President and Chief Operating Officer of Crown. Crown is an international manufacturer of packaging products for consumer goods. Mr. Conway joined Crown in 1991 as a result of its acquisition of Continental Can International Corporation. Prior to 1991, he served as President of Continental Can and in various other management positions. Mr. Conway is the past Chairman of the Can Manufacturers Institute.

Experience and Qualifications. With years of demonstrated managerial ability as a chief executive officer and chief operating officer of a large global manufacturing company, Mr. Conway brings to our Board a wealth of knowledge regarding organizational and operational management, as well as board leadership experience, essential to a large public company.

PPL CORPORATION 2018 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

STEVEN G. ELLIOTT Age: 71 Director since: 2011 Independent Director	Board Committees: • Audit (Chair) • Executive • Finance	Other Public Directorships: • Huntington Bancshares Incorporated Former Public Directorships within the Last Five Years: • AllianceBernstein Corporation (2011-2017)

Mr. Elliott is the retired Senior Vice Chairman of The Bank of New York Mellon Corporation, an investment management and investment servicing company. He served in that position from 1998 until his retirement in December 2010. He joined Mellon in 1987 as Executive Vice President and head of the finance department. He was named Chief Financial Officer in 1990, Vice Chairman in 1992 and Senior Vice Chairman in 1998. Before joining Mellon, he held senior officer positions at: First Commerce Corporation, New Orleans; Crocker National Bank, San Francisco; Continental Illinois National Bank, Chicago; and First Interstate Bank of California, Los Angeles.

Experience and Qualifications. With his long and distinguished career in the financial services industry, as well as his accounting background, Mr. Elliott brings to our Board a wealth of knowledge regarding organizational and operational management from a regulated industry perspective, as well as risk management expertise, essential to a large public company.

RAJA RAJAMANNAR Age: 56 Director since: 2011 Independent Director	Board Committees: • Audit • Compensation, Governance and Nominating

Mr. Rajamannar is the Chief Marketing & Communications Officer, and President, Healthcare, of MasterCard International Incorporated, a technology company in the global payments industry. Prior to assuming this role in January 2016, he served as Chief Marketing Officer since September of 2013, when he joined MasterCard. Before joining MasterCard, he served as the Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc., one of the nation’s largest health benefits companies, from March 2012 until January 2013. Prior to joining WellPoint, he served as Senior Vice President & Chief Innovation and Marketing Officer for Humana Inc., a healthcare company that offers a wide range of insurance products and health and wellness services. He held that position from April 2009 until March 2012. Prior to joining Humana, Mr. Rajamannar had 24 years of global business management experience, including 15 years with Citigroup, the New York-based banking conglomerate. Prior to joining Citigroup in 1994, Mr. Rajamannar held marketing and sales positions at Unilever in India from 1988 to 1994 and was a senior product manager at Asian Paints Limited in India.

Experience and Qualifications. With years of demonstrated leadership and business experience in a variety of regulated industry and international positions, Mr. Rajamannar brings to our Board valuable insight into global organizational and operational management, as well as marketing experience and a keen understanding of technology issues, all of which are crucial to a large public company.

6 PPL CORPORATION 2018 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

CRAIG A. ROGERSON Age: 61 Director since: 2005 Independent Director	Board Committees: • Audit • Compensation, Governance and Nominating (Chair) • Executive	Former Public Directorships within the Last Five Years: • Chemtura Corporation (2008-2017)

Mr. Rogerson is Chairman, President and Chief Executive Officer of Hexion Inc., a position he has held since July 2017. Hexion is a global producer of thermoset resins as well as other chemical platforms serving a wide range of market applications. He is the former Chairman, President and Chief Executive Officer of Chemtura Corporation, a position he held from December 2008 until April, 2017. Chemtura was a global manufacturer and marketer of specialty chemicals, serving a broad spectrum of industrial markets until its acquisition by LANXESS Aktiengesellschaft in April 2017. Mr. Rogerson served as President, Chief Executive Officer and director of Hercules Incorporated from December 2003 until its acquisition by Ashland, Incorporated in November 2008. Hercules was a global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. Mr. Rogerson joined Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. In May 2000, Mr. Rogerson rejoined Hercules and was named President of its BetzDearborn Division in August 2000. Prior to being named CEO of Hercules in December 2003, Mr. Rogerson held a variety of senior management positions with the company. Mr. Rogerson serves on the boards of the American Chemistry Council and the Society of Chemical Industry, as well as the Pancreatic Cancer Action Network. He also serves on the Advisory Board of the Chemical Engineering & Materials Science College of Michigan State University.

Experience and Qualifications. With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

WILLIAM H. SPENCE Age: 61 Director since: 2011 Management Director	Board Committees: • Executive (Chair)	Other Public Directorships: • The Williams Companies, Inc.

Mr. Spence is Chairman, President and Chief Executive Officer of PPL Corporation. Prior to his current appointment as Chairman in April 2012, Mr. Spence was named Chief Executive Officer and appointed to the Board of Directors of PPL Corporation in November 2011, was named President and Chief Operating Officer in July 2011, and served as Executive Vice President and Chief Operating Officer since June 2006. Prior to joining PPL in June 2006, Mr. Spence had 19 years of service with Pepco Holdings, Inc. and its heritage companies, Delmarva Power and Conectiv, where he held a number of senior management positions.

Mr. Spence currently serves on the board of the Electric Power Research Institute, on the Executive Committee of the Edison Electric Institute (EEI) and as co-chairman of EEI’s CEO Policy Committee on Reliability, Security and Business Continuity. He is a member of EEI’s Finance and Environment and Climate CEO Policy Committees. He is also a member of EEI’s Electricity Subsector Coordinating Council, which serves as the principal liaison between the federal government and the electric power sector to protect the grid from cyber and physical threats to critical infrastructure.

Experience and Qualifications. Having broad-ranging operating experience in the energy industry, Mr. Spence brings a full range of strategic and risk management expertise, a broad understanding of the issues facing a global business in the energy industry and an in-depth knowledge of the company’s business and culture to the Board and the Chairman position.

PPL CORPORATION 2018 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

NATICA VON ALTHANN Age: 67 Director since: 2009 Independent Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance (Chair)	Other Public Directorships: • FuelCell Energy, Inc.

Ms. von Althann was a founding partner of C&A Advisors, a consulting firm in the areas of financial services and risk management, from 2009 until 2013. She retired in 2008 as the Senior Credit Risk Management Executive for Bank of America, and Chief Credit Officer of U.S. Trust, an investment management company. Prior to being appointed to the Bank of America position in 2007 after U.S. Trust was acquired by Bank of America, Ms. von Althann served as Chief Credit Officer of U.S. Trust since 2003. Prior to joining U.S. Trust in 2003, she served as managing director at IQ Venture Partners, an investment banking boutique. Previously, Ms. von Althann spent 26 years at Citigroup, including in a number of senior management roles. During her time at Citigroup, among other positions, she served as managing director and co-head of Citicorp’s U.S. Telecommunications-Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group. Ms. von Althann currently serves as a director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications. With her extensive background in the banking industry, including operating responsibilities and senior management experience for international businesses, Ms. von Althann brings to our Board a wealth of knowledge regarding organizational and operational management from a regulated industry perspective, as well as financial and risk management expertise, essential to a large public company.

KEITH H. WILLIAMSON Age: 65 Director since: 2005 Independent Director	Board Committees: • Audit • Finance

Mr. Williamson is Executive Vice President, Secretary and General Counsel of Centene Corporation. Prior to being promoted to this position in November 2012, he served as Senior Vice President, Secretary and General Counsel, a position he held since 2006. Centene Corporation is a provider of Medicaid-managed care and specialty healthcare services for under-insured and uninsured individuals. Mr. Williamson previously served as President of the Capital Services Division of Pitney Bowes Inc., a position he held from 1999 to 2006. Pitney Bowes is a global provider of integrated mail, messaging and document management solutions. He joined Pitney Bowes in 1988 and held a series of positions in the company’s tax, finance and legal operations groups, including oversight of the treasury function and rating agency activity.

Experience and Qualifications. With years of demonstrated leadership and international business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience, including from a regulated industry, which is crucial to a large public company.

8 PPL CORPORATION 2018 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PHOEBE A. WOOD Age: 64 Director since: 2018 Independent Director	Board Committees: • Compensation, Governance and Nominating

Other Public Directorships:

•   Invesco Ltd.

•   Leggett & Platt, Incorporated

•   Pioneer Natural Resources Company

Former Public Directorships within the Last Five Years:

•   Coca-Cola Enterprises, Inc. (2010-2016)

Ms. Wood is principal of CompaniesWood, a consulting firm specializing in early stage investments, a position she has held since 2008. She is the former Vice Chairman and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, a position she held from 2006 to 2008. From 2001 to 2006, she served as Brown-Forman Corporation’s Executive Vice President and Chief Financial Officer. Before joining Brown-Forman Corporation, Ms. Wood served as Vice President and Chief Financial Officer, and as a director, of Propel Corporation (a telecom subsidiary of Motorola, Inc.) from 2000 to 2001. Previously, Ms. Wood served in various financial management capacities during her almost 24-year tenure at Atlantic Richfield Company (now BP).

Experience and Qualifications. With her extensive experience as a financial executive, including in the energy industry, and board service with publicly traded companies in other industries, Ms. Wood brings to our Board a combination of general business, financial and risk management experience, essential to a large public company.

ARMANDO ZAGALO DE LIMA Age: 59 Director since: 2014 Independent Director	Board Committees: • Audit • Finance

Mr. Zagalo de Lima retired in December 2015 as an Executive Vice President of Xerox Corporation, a position he held since February 2010. Xerox is a multinational enterprise for business process and document management. From January 2012 to July 2014, Mr. Zagalo de Lima also served as President of Xerox Technology and was responsible for engineering, product development, manufacturing, distribution, managed print services, sales channels and technical services to effectively manage and grow business on a global basis. From 2010 to 2012, he served as President of Global Customer Operations, responsible for worldwide sales, service and customer administration activities for Xerox’s document technology, services and solutions. Prior to this role, Mr. Zagalo de Lima led Xerox Europe from 2001 to 2010, serving as Chief Operating Officer from 2001 to 2004, and then as President from 2004 to 2010, driving business activity in nearly 20 countries. He first joined Xerox in Portugal in 1983 and held sales, marketing and management positions across Europe.

Experience and Qualifications. Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services and global business operations.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 78.

Your Board of Directors recommends that you vote FOR each nominee included in Proposal 1

PPL CORPORATION 2018 Proxy Statement 9

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

Attendance. The Board of Directors met six times during 2017. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. The average attendance of directors at Board and committee meetings held during 2017 was 95%. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors serving during 2017 attended the 2017 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/governance), the Board considers all relevant facts and circumstances in making an independence determination, including transactions and relationships between each director or members of his or her immediate family and the company and its subsidiaries. The Board determined that the following nine directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Adkins, Conway, Elliott, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Mses. von Althann and Wood.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. Mr. Conway serves as the presiding director in chairing these executive sessions and also serves as the independent “lead” director of the Board, as described more particularly in the following section.

Board Leadership Structure. The positions of Chairman and Chief Executive Officer, or CEO, are held by Mr. Spence. Mr. Conway serves as the independent lead director. The Board believes that the responsibilities delegated to the lead director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board believes that its lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. Mr. Conway is our longest serving director, and he has served with three different CEOs, as well as different management teams during his tenure, providing continuity and leadership to each CEO. In addition, PPL has been very active in strategic acquisitions and divestitures over the past decade. Having a lead director with Mr. Conway’s institutional knowledge and proven track record has been instrumental in smoothly executing these strategic transactions. These transactions have also changed the composition of the PPL Board, and there has been significant and ongoing refreshment among our Board members. Maintaining an appropriate blend of seasoned and less tenured directors provides valuable perspectives when considering long-term strategy and decisions. Based on these facts and circumstances, the Board is confident that Mr. Conway continues to maintain his independence and brings a wealth of experience and unique perspective regarding changes to our company and within our industry.

Of our ten director nominees, only Mr. Spence is not independent from the company. All of our committees, with the exception of the Executive Committee on which Mr. Spence serves, are composed entirely of independent directors, and committee agendas are driven by the independent chairs through discussions with designated management liaisons. Each independent director is encouraged to, and does, regularly contact management with questions or suggestions for agenda items. The Board does not believe that the establishment of an independent chairman is necessary or recommended at the present time. The Board continues to have the right to separate those roles were it to determine that such a separation would be in the best interest of the company, its shareowners and other stakeholders.

The lead director serves in the following roles:

•	presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting;

•	serves as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO;

•	periodically reviews or suggests meeting agendas and schedules for the Board and at least annually solicits suggestions from the Board on meeting topics, such as strategy, management performance and governance matters;

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•	has the authority to call meetings of the independent directors;

•	responds to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group; and

•	fulfills such other responsibilities as the Board may from time to time request.

Board and Committee Evaluations. Each year, the Board and each committee, other than the Executive Committee, evaluate Board and committee performance. We use a director questionnaire to facilitate the annual evaluation of topics such as Board dynamics, Board and committee effectiveness and engagement, assessment of director performance, access to management, agenda requests and the like, encouraging a broad range of commentary from each director. Our Chairman and the Chair of the CGNC review the results and share them with the entire Board in executive session at the next Board meeting. Our Chairman also periodically meets individually with each Board member to seek additional input as to Board processes, strategy and other suggestions. While every Board member is encouraged to provide comments as to the structure and operation of Board committees, each committee conducts its own annual assessment as well.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Communications with the Board. Shareowners or other parties interested in communicating with the lead director, with the Board or any member of the Board or with the independent directors as a group may write to such person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or financial statement fraud are to be brought immediately to the attention of the Corporate Audit group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which is applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards of Integrity in the Corporate Governance section of our website (www.pplweb.com/governance).

Climate Assessment. At our 2017 Annual Meeting of Shareowners, a majority of our shareowners supported a shareowner proposal to publish an assessment of the potential impacts on PPL resulting from future requirements and technological advances aimed at limiting global warming to no more than 2° Celsius over pre-industrial levels. In August 2017, we committed to shareowners to prepare this scenario-based report. After meeting with our larger shareowners and the proponent of the proposal, PPL published its Climate Assessment report in November 2017, which can be found on our website at www.pplweb.com/investors/climate-assessment.

PPL CORPORATION 2018 Proxy Statement 11

GOVERNANCE OF THE COMPANY

BOARD COMMITTEES

The Board of Directors has four standing committees:

•	Audit Committee;

•	Compensation, Governance and Nominating Committee;

•	Executive Committee; and

•	Finance Committee.

Each non-employee director usually serves on one or more of these committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors. Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/governance).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2017.

Board Committee Membership

Director		Audit	Compensation, Governance and Nominating	Executive	Finance

Rodney C. Adkins	I	X			X

John W. Conway	I/LD		X	X	X

Steven G. Elliott(1)	I	Chair		X	X

Raja Rajamannar(1)	I	X	X

Craig A. Rogerson(1)	I	X	Chair	X

William H. Spence	●			Chair

Natica von Althann	I		X	X	Chair

Keith H. Williamson(1)	I	X			X

Phoebe A. Wood(2)	I		X

Armando Zagalo de Lima(1)	I	X			X
Number of Meetings in 2017		6	5	0	3

I Independent Director                 LD Lead Director                ● Chairman of the Board

(1)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.

(2)	Joined the Compensation, Governance and Nominating Committee on January 18, 2018.

Audit Committee. The primary function of the Audit Committee is to assist the Board in the oversight of:

•	the integrity of the financial statements of the company and its subsidiaries;

•	the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting;

•	the identification, assessment and management of risk;

•	the company’s compliance with legal and regulatory requirements and the company’s compliance and ethics program;

•	the independent registered public accounting firm’s, or “independent auditor’s,” qualifications, independence and selection; and

•	the performance of the company’s independent auditor and internal audit function.

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The members of the Audit Committee are not employees of the company, and the Board of Directors has determined that each of its Audit Committee members has met the independence and expertise requirements of the NYSE, the rules of the SEC and the company’s independence standards described under the heading “Independence of Directors.”

Compensation, Governance and Nominating Committee. The principal functions of the Compensation, Governance and Nominating Committee, or CGNC, are to:

•	oversee corporate governance for the company;

•	review management’s succession planning;

•	oversee the company’s policies and practices to further its corporate citizenship, including sustainability, environmental and corporate social responsibility initiatives;

•	establish and administer programs for evaluating the performance of Board members and committees;

•	review and evaluate at least annually the performance of the CEO and other executive officers of the company, including setting goals and objectives, and to set their compensation, including incentive awards;

•	review the fees and other compensation paid to outside directors for their services on the Board and its committees; and

•	identify and recommend to the Board candidates for election to the Board.

All of the members of the CGNC are independent under the listing standards of the NYSE, including those rules applicable to board and committee service, and the company’s standards of independence described under the heading “Independence of Directors.” In addition, each member of the CGNC is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code.

Compensation Processes and Procedures

Role of the Compensation, Governance and Nominating Committee

As part of its duties, there are a number of activities the CGNC undertakes each year in reviewing the operation and effectiveness of PPL’s compensation programs. One of the primary roles of the CGNC is to approve the compensation of each of our executive officers, including the named executive officers, or NEOs, included in this proxy statement. The CGNC has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The CGNC has strategic and administrative responsibilities for our executive compensation arrangements, including the design of, and adoption of performance measures and award opportunities for, the executive incentive programs. The CGNC regularly reviews the company’s executive compensation program and practices, monitors new rules and regulations and assesses evolving best practices concerning executive compensation and corporate governance. A key concern of the CGNC is to ensure that PPL compensates executive officers effectively and in a manner consistent with our stated compensation and corporate strategy.

The Chair of the CGNC determines the agenda for committee meetings, with the assistance of the CHRO, who serves as the liaison to the CGNC. Meetings of the CGNC are attended by a representative of Frederic W. Cook & Co., Inc., or FW Cook, the committee’s independent compensation consultant, the CEO, the CHRO, the General Counsel and other representatives of management as appropriate. The CGNC regularly meets in executive session, without management present. The Chair reports the CGNC’s actions to the Board after each committee meeting. Each year, the CGNC determines the elements of compensation and the financial and other measures to be used to measure performance for the upcoming year, as well as sets annual goals and targets for each executive officer, including the NEOs. The CGNC evaluates the performance and leadership of the CEO, seeking input from all independent directors, and reviews the performance of the other executive officers against their established goals and objectives. Based on these evaluations, the CGNC determines and approves the annual compensation of the executive officers.

PPL CORPORATION 2018 Proxy Statement 13

GOVERNANCE OF THE COMPANY

Role of Advisers to the Committee

Independent Advisers. The CGNC has retained FW Cook as its independent compensation consultant since July 1, 2014. FW Cook provides additional information to the CGNC so that the CGNC can determine whether the company’s executive compensation program is reasonable and consistent with competitive practices. A representative of FW Cook regularly participates in CGNC meetings, providing expertise and guidance as to executive compensation program design, market trends and best pay practices.

The CGNC regularly requests FW Cook to provide the following information and analyses:

•	Utility Industry Executive Compensation Trends — provides a report on current trends in utility industry executive compensation.

•	Director Pay Analysis — reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•	Executive Compensation Analysis — provides a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes information for both utility and general industry, and it results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 24.

Annually, the CGNC requests that FW Cook present emerging issues and trends in executive compensation among the largest U.S. utilities at its July meeting and provide a detailed analysis of competitive pay levels and practices at its year-end meeting. The CGNC uses this analysis to provide a general understanding of current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

Additionally, management may request data analyses, market assessment or other information in order to assist in the administration of the executive compensation programs, including competitive analyses on new executive positions and recommendations that the CEO may make to the CGNC concerning executive compensation other than his own. For all matters, however, FW Cook reports to the CGNC rather than management.

Although the CGNC considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The CGNC has the full authority to retain and terminate the services of FW Cook.

The CGNC annually reviews and approves total expenditures paid to the independent compensation consultant. FW Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the CGNC on director and executive officer compensation during 2017. The CGNC evaluated whether any work provided by FW Cook raised any conflict of interest and determined that there was no conflict of interest.

Internal Advisers. The CGNC can seek the input of management to inform decision-making. Each year, senior management develops a strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The CGNC takes this into account when establishing and setting all incentive goals for executive officers.

The CGNC may choose to invite certain members of management to attend meetings or contribute written materials. Such individuals may review and comment on market compensation data, including the composition of market comparison groups and the description of comparable officer positions. They may also present proposals relating to the executive compensation program and policies for review and approval by the CGNC, including base salary, performance goals and goal weightings for short-term and long-term incentive awards, and the mix of compensation components for each executive officer. No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the CGNC or the CGNC’s independent compensation consultant.

Director Nomination Process and Proxy Access

The CGNC establishes guidelines for new directors and evaluates director candidates. In considering candidates, the CGNC seeks individuals who possess strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience. The Board believes that

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prior business experience at a senior executive level is strongly desired, and it seeks candidates who have diverse experience relevant to serving on the Board, such as financial, operating, executive management and technology experience.

In addition, the CGNC seeks individuals who have a broad range of demonstrated abilities and accomplishments beyond corporate leadership. These abilities include the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests. While the CGNC does not have a formal diversity policy, in selecting a director nominee, the CGNC considers skills, expertise, background, professional experience, education, and other individual characteristics, such as race, gender and ethnicity, as well as a variety of attributes that contribute to the Board’s collective strength. Finally, the CGNC seeks individuals who are capable of devoting the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

Nominations for the election of directors may be made by the Board of Directors, the CGNC or any shareowner entitled to vote in the election of directors generally. The CGNC screens all candidates in the same manner regardless of the source of the recommendation. The CGNC’s review is typically based on any written materials provided with respect to a candidate. The CGNC determines whether a candidate meets the company’s general qualifications and specific qualities and skills sought at that time for directors and whether requesting additional information or an interview is appropriate.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth beginning on page 5, their past contributions to the company’s success and their expected future engagement and contributions in furtherance of PPL’s strategic goals. Ms. Wood was recommended by the CGNC after it considered a group of potential candidates provided by advisers of the company and utilized services from a third-party search firm in connection with her nomination.

If the CGNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the CGNC may retain a third-party search firm to identify a candidate or candidates. The CGNC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the CGNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The CEO, the chair of the CGNC and other members of the CGNC, as well as additional directors, if available, then interview the prospective candidates in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the CGNC makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the CGNC.

The Board of Directors adopted proxy access in 2015. Pursuant to the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy materials, directors constituting up to the greater of (1) 20% of the Board or (2) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must generally receive nominations by shareowners at least 75 days prior to the 2019 Annual Meeting. In order to be included in our proxy statement under the proxy access provisions of our Bylaws, the nominations must be received by the company no earlier than November 5, 2018 and no later than December 5, 2018.

The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/governance).

PPL CORPORATION 2018 Proxy Statement 15

GOVERNANCE OF THE COMPANY

Succession Planning

CEO and Other Management Succession

At least annually, consistent with its charter, the CGNC reviews the company’s plan for management succession, both in the ordinary course of business and in response to emergency situations, recognizing the importance of continuity of leadership to ensure a smooth transition for its employees, customers and shareowners. As part of this process, the CGNC reviews the top and emerging talent internally, their level of readiness and development needs. This process is conducted not only for the CEO position but also for other critical senior level positions in the company. The CGNC also reviews external successor candidates for the CEO position, with assistance periodically from an independent third-party consultant.

Lead Director Succession

Annually, the Chairman and the Chair of the CGNC also review Lead Director succession. The discussion covers key skills and competencies of the Lead Director position, the risk of loss of the current Lead Director, an assessment of the current board members relative to key skills and competencies and the identification of potential Lead Director successors. As part of the regular review of attributes and skills for any potential director candidate, they also consider possible qualification as a future Lead Director in the succession pipeline.

Compensation Committee Interlocks and Insider Participation. During 2017, none of the members of the CGNC was an officer or employee of the company, and no executive officer of PPL served on the compensation committee or board of any company while that company employed any member of the CGNC.

Executive Committee. During periods between Board meetings, the Executive Committee may exercise all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee).

Finance Committee. The principal functions of the Finance Committee are:

•	to review and approve annually the business plan (for not less than three years), which includes the annual financing plan, as well as the five-year capital expenditure plan for the company and its subsidiaries;

•	to approve company financings, guarantees or other credit or liquidity support in excess of $100 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•	to approve reductions of the outstanding securities of the company in excess of $100 million;

•	to authorize capital expenditures in excess of $100 million;

•	to authorize acquisitions and dispositions in excess of $100 million; and

•	to review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.”

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THE BOARD’S ROLE IN RISK OVERSIGHT

The Board provides oversight of the company’s risk management practices. The Board reviews material risks associated with the company’s business plan as part of its consideration of the ongoing operations and strategic direction of the company. At meetings of the Board and its committees, directors receive periodic updates from management regarding risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, CFO, General Counsel, Global Chief Compliance Officer, Chief Information Security Officer, or CISO, Corporate Audit Vice President and Senior Director of Risk Management, or SDRM.

Each of the committees of the Board, other than the Executive Committee, reports regularly to the full Board on risk-related matters. The committees also oversee the management of material risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management as well as the ability to engage advisers. The SDRM communicates key risks to the Audit and Finance Committees. This communication includes the identification of key risks and emerging risks and how these risks are being measured and managed.

A primary function of the Audit Committee is to assist the Board in its oversight of the identification and management of enterprise risk. More specifically, the Audit Committee is responsible for reviewing the company’s process for identifying, assessing and managing business risks and exposures and discussing related guidelines and policies. The Audit Committee regularly reviews risk management activities related to the financial statements, legal and compliance matters, tax, information technology and other key areas. The Audit Committee also periodically meets in executive session with representatives from the company’s independent registered public accounting firm, the CFO, the General Counsel, the Vice President and Controller, the Global Chief Compliance Officer and the Corporate Audit Vice President.

The Audit Committee also oversees the company’s enterprise risk management process. The SDRM, who reports to the CFO, has responsibility for leading the company’s enterprise risk management process. The company’s Risk Management group, the CISO, the Corporate Audit group and the Compliance and Business Ethics group provide periodic reports to the Audit Committee or the full Board regarding key risk matters, including strategic, operational and cybersecurity risks. The Corporate Audit Vice President reports directly to the Audit Committee.

The Finance Committee is responsible for, among other items provided in its charter, reviewing, approving and monitoring the policies and practices to be followed by the company and its subsidiaries in managing financial risks, including market risk, credit risk, liquidity risk and currency risk. The company’s internal Risk Management Committee is chaired by the SDRM. The Risk Management Committee and the SDRM serve at the direction of the Finance Committee to provide oversight of risk management activities related to foreign currency hedging and interest rate exposures, as well as monitoring the company’s liquidity position and counterparty credit exposure.

The CGNC considers various risks including those related to the attraction and retention of talent, the design of compensation programs, succession planning, governance matters and the identification of qualified individuals to become board members. The CGNC reviews management’s assessment of whether risks arising from the company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. The CGNC follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the company has determined that any risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

PPL CORPORATION 2018 Proxy Statement 17

GOVERNANCE OF THE COMPANY

COMPENSATION OF DIRECTORS

Annual Retainer. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board. During 2017, our non-employee directors received an annual retainer of $235,000, of which a minimum of $130,000 was mandatorily allocated in quarterly installments to each director’s deferred stock account under the Directors Deferred Compensation Plan, or DDCP. The remaining $105,000 portion of the annual retainer was payable in cash in quarterly installments to each director, unless voluntarily deferred to his or her stock account or to his or her deferred cash account under the DDCP (as discussed below with respect to all retainers).

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units, which are also not paid to the director until retirement.

The CGNC assesses the compensation of directors annually and, if applicable, makes recommendations to the Board. As part of this assessment, FW Cook, the CGNC’s independent compensation consultant, provides a Director Pay Analysis, which reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies. Effective January 1, 2018, the CGNC recommended, and the Board authorized, an increase in the annual retainer to $250,000 for all directors, of which $140,000 is mandatorily allocated to each director’s deferred stock account. Prior to this change, director compensation had not been increased since January 2015.

Presiding Director Retainer. During 2017, the presiding director, who is also our independent lead director, received an additional annual cash retainer of $30,000, which was payable in quarterly installments unless voluntarily deferred under the DDCP.

Committee Chair Retainers. During 2017, the Audit Committee Chair received an additional annual cash retainer of $20,000, which was payable in quarterly installments unless voluntarily deferred under the DDCP. The CGNC Chair and the Finance Committee Chair each received an additional annual cash retainer of $15,000, which was payable in quarterly installments unless voluntarily deferred under the DDCP. Effective January 1, 2018, the Audit Committee Chair’s annual cash retainer was increased to $25,000, while the annual cash retainer for the CGNC and Finance Committee Chairs was increased to $20,000.

Other Fees. PPL reimburses each director for usual and customary travel expenses. Directors are not paid meeting fees.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 1.71% to 37.80% during 2017. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

Director Equity Ownership Guidelines. The Board requires directors to hold, within five years after their election to the Board, shares of company common stock (including deferred stock units held in the DDCP) with a value of at least five times the annual cash retainer fee. All directors who have been on the Board more than five years were in compliance with their equity ownership guidelines as of December 31, 2017. Messrs. Adkins and Zagalo de Lima and Ms. Wood, who have served on the Board less than five years, are currently on track to meet their equity ownership requirements.

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The following table summarizes all compensation earned during 2017 by our non-employee directors with respect to Board of Directors and committee service.

2017 DIRECTOR COMPENSATION(1)

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(2)	Deferred into Restricted Stock Units(3)	Total	Stock Awards(4)	All Other Compensation(5)	Total
Rodney C. Adkins	$105,000	—	$105,000	$130,000	$10,000	$245,000
John W. Conway	135,000	—	135,000	130,000	—	265,000
Steven G. Elliott	125,000	—	125,000	130,000	10,000	265,000
Raja Rajamannar	105,000	—	105,000	130,000	—	235,000
Craig A. Rogerson	54,000	$ 66,000	120,000	130,000	—	250,000
Natica von Althann	120,000	—	120,000	130,000	4,500	254,500
Keith H. Williamson	105,000	—	105,000	130,000	10,000	245,000
Armando Zagalo de Lima	—	105,000	105,000	130,000	—	235,000
(1)	Ms. Wood is not reflected in the table as she did not join the Board until January 18, 2018.

(2)	This column reports the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2017. The cash retainers for the committee chairs were: Mr. Elliott (Audit — $20,000); Mr. Rogerson (CGNC — $15,000); and Ms. von Althann (Finance — $15,000). Mr. Conway received a $30,000 retainer for serving as the Lead Director.

(3)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP.

(4)	This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2017 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2017, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Adkins — 13,621; Mr. Conway — 130,314; Mr. Elliott — 33,053; Mr. Rajamannar — 29,347; Mr. Rogerson — 71,176; Ms. von Althann — 37,679; Mr. Williamson — 59,226; and Mr. Zagalo de Lima — 25,284.

(5)	This column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees. Under the program, PPL will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

PPL CORPORATION 2018 Proxy Statement 19

STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 9, 2018, by each of our directors and each NEO for whom compensation is disclosed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our director nominees and executive officers as a group. The table also includes information about stock options, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, the company’s Incentive Compensation Plan for Key Employees, or ICPKE, as well as the company’s 2012 Amended and Restated Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name	Shares of Common Stock Owned(1)
R. C. Adkins	14,941	(2)
J. W. Conway	137,210	(3)
G. N. Dudkin	64,612	(4)
S. G. Elliott	34,623	(2)
R. Rajamannar	30,869	(2)
C. A. Rogerson	99,437	(2)
V. Sorgi	179,083	(5)
W. H. Spence	1,585,513	(6)
V. A. Staffieri	67,788	(7)
R. A. Symons	38,177	(8)
N. von Althann	39,309	(2)
K. H. Williamson	61,134	(2)
P. A. Wood	909	(2)
A. Zagalo de Lima	27,653	(2)
All 18 executive officers and directors as a group	2,648,519	(9)

(1)	The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of stock units credited to the director’s deferred stock account under the DDCP.

(3)	Includes 133,140 stock units credited to Mr. Conway’s deferred stock account under the DDCP.

(4)	Includes 40,972 restricted stock units.

(5)	Includes 50,519 restricted stock units and 125,034 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or SIP.

(6)	Includes 246,769 restricted stock units and 1,217,353 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP and SIP. Also includes 12,824 shares held in an irrevocable trust for the benefit of Mr. Spence’s wife and 28,262 shares held in an grantor retained annuity trust, both of which he disclaims beneficial ownership.

(7)	Consists of 67,788 restricted stock units.

(8)	Includes 30,528 restricted stock units.

(9)	Includes 514,528 restricted stock units, 1,487,833 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP, ICPKE or the SIP, and 442,016 stock units credited to the directors’ deferred stock accounts under the DDCP.

20 PPL CORPORATION 2018 Proxy Statement

STOCK OWNERSHIP

PRINCIPAL SHAREOWNERS

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of February 14, 2018, the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	52,036,440	7.60%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	50,341,910	7.31%

(1)	Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2018. As reported on the Schedule 13G/A, as of December 31, 2017, BlackRock, Inc. beneficially owned, in the aggregate, 52,036,440 shares held by BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Limited; BlackRock Institutional Trust Company, National Association; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd.; BlackRock Life Limited; FutureAdvisor, Inc. and iShares (DE) I Investmentaktiengesellschaft mit Teilgesellschaftsvermögen and had sole voting power over 46,125,113 shares and sole dispositive power over 52,036,440 shares.

(2)	Based solely on a review of the Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2018. As reported on the Schedule 13G/A, as of December 31, 2017, The Vanguard Group beneficially owned, in the aggregate, 50,341,910 shares held by the Vanguard Group and had sole voting power over 1,054,106 shares, shared voting power over 326,150 shares, shared dispositive power over 1,249,090 shares and sole dispositive power over 49,092,820 shares. The Vanguard Group reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 744,299 shares or 0.10% and 809,957 shares or 0.11%, respectively, of the common stock outstanding of the company as a result of its serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, our directors and executive officers met all filing requirements under Section 16(a) of the Exchange Act during 2017.

PPL CORPORATION 2018 Proxy Statement 21

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy to recognize the process the Board will use to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the Board, other than any employment relationship or transaction involving an executive officer and any related compensation, which must be approved by the CGNC.

In connection with its review and approval or ratification of a related-person transaction, the Board, or the CGNC, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of PPL;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that management or the disinterested directors deem appropriate.

In addition, in connection with any approval or ratification of a related-person transaction involving a non-employee director or nominee for director, the CGNC will consider whether such transaction would compromise such director’s status as: (1) an independent director under the NYSE Listing Standards, including those rules applicable to board and committee service, and PPL’s categorical independence standards, (2) an “outside director” under Section 162(m) of the Internal Revenue Code or a “non-employee director” under Rule 16b-3 under the Exchange Act if such non-employee director serves on the CGNC, or (3) an independent director under Rule 10A-3 under the Exchange Act if such non-employee director serves on the Audit Committee of the Board.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the Board or the CGNC. Transactions that fall within the definition of the policy are reported to the Board or the CGNC. The disinterested independent members of the Board, or the CGNC, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

BlackRock, Inc. filed an amended Schedule 13G in February 2018, stating that it holds 7.6% of PPL’s common stock. As a result of beneficially owning more than 5% of PPL’s common stock, BlackRock is currently considered a “related person” under PPL’s related-person transaction policy. After conducting a review of any relationships between BlackRock and its subsidiaries and our company and its subsidiaries, the company determined that the company invests its short-term cash overnight in money market funds managed by BlackRock Institutional Management Corporation, which received fees in the amount of about $5,000 during 2017. A subsidiary of the company also invested in a liquidity fund managed by a BlackRock affiliate, which received fees of approximately $5,200 during 2017. In addition, several affiliates of BlackRock provided asset management investment services for the company’s U.S. retirement plan trust and several of the company’s pension trusts in the U.K., which are separate from the company and are managed by independent trustees. In addition to the fees paid by these pension trusts, affiliates made payments of approximately $322,000 to several smaller pension trusts. These relationships were reviewed and ratified by the Board in compliance with the company’s related-person transaction policy.

22 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2017 compensation of our named executive officers, or NEOs, as described on pages 24-70. The company currently intends to hold such votes on an annual basis.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. For 2017, performance-based compensation for the NEOs was primarily based on (1) earnings per share from ongoing operations, or EPS, (2) net income from ongoing operations of each business segment, (3) corporate and business segment operational goals, (4) relative total shareowner return, or TSR, and (5) corporate return on equity, or ROE. As a result of our shareowner engagement meetings, we added corporate operational goals and ROE to align with our commitment to shareowners to deliver earnings growth and shareowner value creation. At least 59% of each NEO’s compensation is “at-risk” performance-based pay.

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 24, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 13.

Although the results of the vote are non-binding and advisory in nature, the Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and about our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation. We currently expect the next shareowner vote on frequency to occur at our 2023 Annual Meeting of Shareowners.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the 2017 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2

PPL CORPORATION 2018 Proxy Statement 23

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation, Governance and Nominating Committee, or CGNC, has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the CGNC recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and included in this Proxy Statement.

Compensation, Governance and Nominating Committee

Craig A. Rogerson, Chair

John W. Conway

Raja Rajamannar

Natica von Althann

Phoebe A. Wood

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

24 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

For 2017, our named executive officers, or NEOs, were:

Named Executive Officer	Title
W. H. Spence	Chairman, President and Chief Executive Officer (CEO)
V. Sorgi	Senior Vice President and Chief Financial Officer (CFO)
V. A. Staffieri	Chairman of the Board and Chief Executive Officer of LG&E and KU Energy LLC (LKE)
R. A. Symons	Chief Executive of Western Power Distribution (WPD)
G. N. Dudkin	President of PPL Electric Utilities Corporation (PPL Electric)

The 2017 compensation of these NEOs is explained in the following sections and in the Summary Compensation Table that follows this CD&A.

2017 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

An Overview of 2017 Performance

PPL continued to deliver on its commitments to shareowners and customers in 2017 as the company pursued its strategy for long-term growth and success.

We delivered power safely, reliably and affordably to more than 10 million customers, a central focus of PPL’s mission. We provided award-winning customer service and strengthened reliability. And with an eye toward the future, we invested $3.5 billion in infrastructure improvements across our three regulated business segments.

At the same time, we delivered on key financial commitments to shareowners. We achieved the high end of our earnings from ongoing operations forecast range. We also increased our dividend to shareowners by 4 percent, our 15th increase in 16 years.

While the company delivered strong operational performance in 2017, political and regulatory uncertainty in the U.K. affected our stock price in the second half of the year. This included uncertainty over whether U.K. utility regulator, the Office of Gas and Electricity Markets, or Ofgem, will conduct a mid-period review of revenues set for U.K. distribution network operators, or DNOs, under the current eight-year price control period — RIIO-ED1. In addition, there is uncertainty over the potential framework Ofgem could develop to replace RIIO-ED1 in April 2023 and whether changes could result in lower returns on equity for DNOs. Apart from these factors, uncertainty over potential negative impacts of tax reform on regulated utilities also affected the broader utility sector.

We continue to believe that PPL’s WPD business in the U.K. is well positioned for long-term success under the RIIO regulatory model and that the U.K. remains a premium regulatory jurisdiction.

Additional highlights from PPL’s 2017 performance are noted below under the key elements of PPL’s strategy for long-term growth and success. That strategy is simple: drive best-in-sector operational performance, invest responsibly in a sustainable energy future, maintain a strong financial foundation, and engage and develop our people.

Drive best-in-sector operational performance

•	We received J.D. Power awards for residential customer satisfaction at PPL Electric Utilities Corporation, or PPL Electric, and Kentucky Utilities Company, or KU. PPL Electric ranked highest among large utilities in the East region, while KU ranked highest among mid-sized utilities in the Midwest. Louisville Gas and Electric Company, or LG&E, finished second to KU.

•	We excelled at customer service in the U.K., with WPD finishing the 2016/2017 regulatory year as the top-performing DNO group in Ofgem’s broad measure of customer satisfaction. WPD was once again rated best at engaging stakeholders and addressing vulnerable customers. We also received the U.K. Government’s Customer Service Excellence Award for the 25th consecutive year.

PPL CORPORATION 2018 Proxy Statement 25

EXECUTIVE COMPENSATION

•	Across our utilities, we strengthened reliability for the customers who count on us each day, reducing outage frequency at our U.K. and U.S. operations, while also reducing outage duration at PPL Electric, LG&E and KU. PPL Electric had its best year ever for reliability. These improvements reflect our continued efforts to make the grid more reliable and resilient, to incorporate new technology that allows us to respond more quickly, and to trim trees around our power lines.

Invest responsibly in a sustainable energy future

•	During 2017, we continued to reinvest in our business in ways that grow value for shareowners and improve service to customers. We executed on more than $3.5 billion in infrastructure investments to modernize the grid and advance a cleaner energy future. This included more than $1 billion in investment at each of our regulated business segments.

•	In Pennsylvania, we installed nearly 600,000 advanced meters as part of a multi-year project to install 1.4 million new meters. The advanced meters will give customers more usage information, enable us to more quickly detect and respond to power outages, and deliver additional customer benefits. PPL Electric also continued to expand and reinforce its transmission system, completing four substations and adding or rebuilding 110 miles of transmission lines. Additionally, we continued to add more smart-grid devices to enhance our already robust distribution automation capabilities.

•	In Kentucky, we completed a multi-year 540-mile gas main replacement project in Louisville, replacing cast iron, wrought iron and bare steel natural gas pipelines, which are more vulnerable to degradation over time, with more durable plastic natural gas pipelines. We also made progress on nearly $1 billion in environmental upgrades as part of a five-year project to cap and close ash ponds at our coal-fired power plants.

•	In the U.K., we implemented our asset replacement and fault management plans while taking steps to support a low-carbon future. We advanced nearly two dozen research and development projects to help networks increase adoption of distributed energy resources. We also secured stakeholder feedback on a comprehensive strategy to transition WPD from a passive network manager to a distribution system operator, or DSO. As a DSO, WPD will enable utilization of more distributed energy resources through innovative solutions and additional smart grid technology.

•	We continued to assess risks and opportunities associated with climate change through a robust enterprise risk management process and integrated resource planning. In November, we published a Climate Assessment report that can be found online at www.pplweb.com/investors/climate-assessment. We participated in an Edison Electric Institute pilot to develop a consistent environmental, social and governance reporting template for our industry. We also laid the groundwork for a goal announced in January 2018 to cut the company’s carbon dioxide emissions 70 percent from 2010 levels by 2050.

Maintain a strong financial foundation

•	We maintained a solid balance sheet and investment-grade credit ratings, and generated strong cash flow. In addition, we updated our business plan to address the impacts of the December 2017 U.S. tax reform.

•	In 2017, we increased our annualized common stock dividend 4 percent from $1.52 to $1.58 per share.

•	In Kentucky, we received approval from the Kentucky Public Service Commission for a combined $116 million increase in annual base electricity and gas rates for LG&E and KU to support continued infrastructure investment.

•	In the 2016/2017 regulatory year, WPD’s strong performance earned £75 million in incentive revenues (approximately 80 percent of the maximum potential reward) that will be collected in the 2018/2019 rates.

Engage and develop our people

•	From apprentices to lineman trainees to leaders at all levels throughout the business, we continued to invest in, and develop, our workforce of over 12,000 employees.

•	We received a perfect score of 100 percent on the Human Rights Campaign Foundation’s Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices relating to lesbian, gay, bisexual and transgender workplace.

•	We were recognized by Forbes magazine as one of America’s best employers.

26 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

PPL’s strong 2017 results continue to demonstrate our management team’s firm commitment to increasing value for shareowners in both the short-term and long-term as we continue to make a positive contribution to society. This focus is supported by a well-designed executive compensation program and a “pay-for-performance” culture.

Our 2017 performance achievements resulted in:

•	Annual cash incentive awards ranging from 110.5% to 163.5% of target.

•	Performance unit awards, reflecting a payout of 25% of target for the 2015-2017 performance period.

For more information, see “2017 Named Executive Officer Compensation” beginning on page 33.

2017 Say-on-Pay Advisory Vote and Shareowner Engagement

The CGNC considered the results of the last shareowner advisory vote on executive compensation when reviewing potential changes to PPL’s executive compensation program. PPL received a favorable shareowner vote of over 94% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2017 Annual Meeting.

We have a long-standing practice of engaging with our shareowners on various matters of interest to them, and it is our practice to reach out to any shareowner who submits a proposal. In the fall of 2017, we continued our engagement efforts, including participation by the independent Chair of the CGNC, by conducting a focused outreach to our larger shareowners to seek their views on our executive compensation program, as well as our corporate governance practices. After assessing feedback received from shareowners during outreach efforts in 2015 and 2016, the CGNC removed the use of earnings per share from ongoing operations, or EPS, and the performance-contingent restricted stock units in its long-term equity incentive program to eliminate duplication of EPS as a metric in both the annual cash incentive and long-term equity incentives. The CGNC also adopted operational goals to replace EBIT for our corporate and business segments as a metric in the annual cash incentive, on the basis that operational goals will drive and support our long-term strategy. To further align compensation with the company’s strategy, the CGNC also added corporate return on equity, or ROE, as a performance metric for 2017 long-term incentive grants, based on a forward-looking, three-year performance period.

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation program.

PPL CORPORATION 2018 Proxy Statement 27

Vision Empowering Economic Vitality and Quality of Life Mission To provide reliable, safe energy at a reasonable cost to our customers and best-in-sector returns to shareowners Performance Goals Increase Shareowner Value Achieve Operational Excellence Optimize Workforce Readiness and Engagement Executive Officer Goals Broader Workforce Goals

EXECUTIVE COMPENSATION

The performance goals that PPL has established reinforce the core features of our operational mission: reliability and safety. We believe success occurs through achieving operational excellence, as well as workforce readiness and engagement. If we are effective in these areas, our underlying performance should increase shareowner value. Our executive compensation program is structured to reward our executives for performance toward these goals.

Although PPL operations are now fully regulated, the company continues to operate in multiple regulatory environments that can and do vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial performance of PPL, as well as financial and operational metrics for its largest business segments, providing direct alignment to our goal of increasing shareowner value.

How We Align PPL’s Compensation Programs with Performance

For 2017, performance-based compensation for the NEOs was primarily based on (1) EPS, (2) net income from ongoing operations of each business segment, (3) corporate and business segment operational goals, (4) relative TSR, and (5) corporate ROE. As a result of our shareowner engagement meetings, we added corporate operational goals and ROE to align with our commitment to shareowners to deliver earnings growth and shareowner value creation.

The balance of measures is given careful consideration, with a view to our short-term and longer-term strategic goals, while focusing on areas most within management’s control. Earnings are central to our business strategy and a primary focus of the investment community. Consequently, EPS performance measures have historically been, and continue to be, central to the compensation program for our NEOs. In our experience, EPS is the primary measure by which our shareowners and market analysts assess PPL’s performance, and accountability for strong EPS performance primarily falls on PPL’s executive officers, especially our CEO and CFO. Management actions with respect to financing and tax strategy, capital investment and our revenue models drive EPS. In addition to EPS, our business segment heads are also expected to meet their business segment’s net income goals. For 2017, all NEOs were also compensated based on achievement of operational goals at each business segment.

28 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

To supplement the internal assessment of performance provided by the financial goals with respect to our annual cash incentive awards, relative TSR and corporate ROE are used for certain equity-based awards, further aligning executives’ interests with the long-term interests of shareowners. This approach provides an objective assessment of how the market is responding to our current and potential operational performance in comparison to our peers, which is correlated to market performance.

	How We Define It	Where We Use It

PPL Corporation EPS	• Earnings per share from ongoing operations • See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation	• Portion of Annual Cash Incentive

Corporate Operational Goals	• Operational goals of LKE, WPD and PPL Electric weighted for each business segment (see page 36 for a description of the goals and the respective weighting)	• Portion of Annual Cash Incentive

Business Segment Net Income	• Net income from ongoing operations of each business segment	• Portion of Annual Cash Incentive for each business segment

Business Segment Operational Goals	• Operational goals for each of LKE, WPD and PPL Electric (see page 37 for a description of the goals for each business segment)	• Portion of Annual Cash Incentive for each business segment

TSR	• Total shareowner return, which is a combination of share price appreciation and reinvested dividends • Performance assessed relative to the Philadelphia Stock Exchange Utility Index, or UTY index	• Performance Units • Portion of long-term incentive, or LTI, compensation

ROE	• Corporate Return on Equity, which is the average of PPL Corporation’s annual corporate ROE for each year of the three-year performance period	• Performance Units • Portion of LTI compensation

Further information about the targets that apply to specific awards for each NEO is set out in 2017 Named Executive Officer Compensation beginning on page 33 of this CD&A.

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to significant Equity Ownership Guidelines as described on page 44. These practices further reinforce our commitment to create shareowner value by directly linking NEO compensation to share price appreciation and sustainable long-term growth.

2017 Pay and Performance

The PPL compensation framework places a heavy emphasis on at-risk performance-based pay through the use of annual and long-term performance-based compensation elements. In 2017, 72% of the CEO’s target compensation opportunity was “at-risk performance-based” pay. For the CFO, this percentage was 63%, and the average for the other NEOs was 59%.

PPL CORPORATION 2018 Proxy Statement 29

EXECUTIVE COMPENSATION

The following charts illustrate the 2017 elements of compensation divided among base salary, annual cash incentive target opportunity and the total long-term incentive target opportunity.

Elements of Compensation as a Percentage of Target Total Direct Compensation — 2017(1)

(1)	Based on target award levels as a percentage of target total direct compensation for performance during 2017. Performance-contingent restricted stock unit awards granted in February 2017 were awarded based on performance for 2014-2016, and the analysis of those awards was included in the CD&A of the proxy statement filed in 2017, which reflected 2016 compensation, and are not included in this CD&A. Values, however, for the performance-contingent restricted stock unit awards granted in February 2017 are included in the Summary Compensation Table in this proxy statement.

(2)	Includes the positions of the Chairman and Chief Executive Officer of LKE, the Chief Executive of WPD and the President of PPL Electric.

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION PROGRAM FRAMEWORK

Our executive compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance. As illustrated in the previous section, at least 59% of our NEOs’ compensation is at-risk and directly linked to the financial performance of PPL.

Process for Setting Executive Compensation
As part of its duties, there are a number of activities the CGNC undertakes each year in reviewing the operation and effectiveness of the executive compensation program.

30 PPL CORPORATION 2018 Proxy Statement

Review executive officer performan Review executive officer performance Review market analysis to assess program competitiveness Review elements of executive compensation Review PPL performance and compensation performance targets Review total compensation structure

EXECUTIVE COMPENSATION

Below in this section, we provide additional information on two critical aspects of this process: the way in which the CGNC uses market data to inform decisions on executive officer compensation and the process by which targets are set under the incentive plans.

The Use of Market Data

The CGNC uses market compensation data as one of several criteria when reviewing individual NEO compensation levels. The CGNC believes that the Willis Towers Watson CDB Energy Services Executive Compensation Survey and the Willis Towers Watson General Industry Executive Compensation Survey are appropriate market references because they reflect both general industry and, more specifically, the energy industry. The market data were size-adjusted to appropriately reflect our size. Furthermore, survey data provides a large sample size resulting in more consistent and reliable market comparisons. The CGNC also uses information on pay practices from a select group of industry comparators, which includes public utilities with revenue, market capitalization and enterprise value that are approximately one-third to three times those of PPL. For Mr. Symons, the CGNC considers U.K.-based compensation data compiled by FIT Remuneration Consultants, including utility companies within the Financial Times Stock Exchange 100 Index.

Although the survey participants can vary slightly from year to year, the large nature of the samples minimizes the risk this change could distort general market trends. Frederic W. Cook & Co., Inc., or FW Cook, the CGNC’s independent compensation consultant, conducted an executive market assessment and presented market findings to the CGNC. For 2017 compensation decisions for our NEOs, the CGNC considered these compensation data points.

Establishing Performance Targets

Each year, the CGNC reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods.

In setting the PPL Corporation EPS performance target for compensation purposes, the CGNC reviews comprehensive data and systematically assesses PPL’s targets by considering:

•	PPL’s historical performance;

•	Historical performance within the industry; and

•	PPL’s earnings forecasts for the coming year.

In setting the targets for the business segments, the CGNC considers historical business segment performance and segment business plans that support PPL’s earnings forecasts for the coming year, as well as key operational metrics to support our strategy of providing energy reliably, safely and at a reasonable cost to our customers and to achieve best-in-sector returns for our shareowners. These data are used with a view to setting goals that are appropriately challenging and competitive within the industry. The targets for the 2017 awards were reviewed during the first quarter of 2017 and are summarized beginning on page 34.

Changes to the Compensation Program for 2017

Effective for the 2017 compensation period, the CGNC reviewed the metrics used in evaluating executives’ compensation. As discussed further below, the CGNC:

•	Removed the use of EPS in long-term equity incentives (the performance-contingent restricted stock units) to eliminate duplication of EPS as a metric in both the annual cash incentive and long-term equity incentives. The last grant of performance-contingent restricted stock units was made in January 2017 for the 2014 through 2016 performance period.

•	Replaced EBIT as a metric in the annual cash incentive with business segment operational goals, including metrics for customer service, reliability, capital expenditure deployment and commercial availability. The CGNC made this change in recognition that operational goals are expected to drive and support PPL’s long-term strategy.

•	Increased Mr. Spence’s equity guideline multiple for maintaining ownership in PPL stock from five to six times base salary.

•

Changed the long-term equity incentive mix for 2017 and added performance units based on corporate ROE, representing 20% of the long-term incentives, and measured on a forward-looking, three-year performance period

PPL CORPORATION 2018 Proxy Statement 31

EXECUTIVE COMPENSATION

in order to further align executive compensation with the company’s strategy. The CGNC also added time-based restricted stock units, representing 20% of the long-term incentives, as a means of retention and creating an incentive for executives to continue to increase share value, while limiting the complexity of our executive compensation. Beginning in 2017, all of our equity grants are forward-looking and 80% performance-based. As a result, the long-term equity incentive program changed for the 2017 performance year to the following mix:

Elements of NEO Compensation

The executive compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Reviewed annually with any changes effective in January • CGNC applies judgment in setting salary to reflect performance, experience and responsibility, and considers market data	• Review of individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term	• Paid in cash • Combination of corporate and business segment financial and operational performance • Capped at two times target payout for top performance	• Financial measures, which include PPL EPS and business segment net income, and business segment operational goals • One-year performance period

32 PPL CORPORATION 2018 Proxy Statement

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Compensation Element	Purpose	Features	Performance Measures and Time Horizon
Long-term Equity Incentives

Performance Units Based on TSR and ROE	To align shareowner and executive interests and to drive sustainable growth over the long term

•  Vests between 0% to 200% of target payout, subject to certification of performance at the end of the three-year performance period

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly, but are not paid unless and until underlying award vests

•  Represents 80% of the total long-term equity incentive opportunity

• 60% relative TSR, using the UTY index • 20% corporate ROE; average of the annual ROE for each year of the PPL performance period • Three-year performance period

Restricted Stock Units	To align shareowner and executive interests while rewarding and encouraging retention

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly, but are not paid unless and until underlying award vests

•  Restricted for three years from date of grant

•  Represents 20% of the total long-term equity incentive opportunity

• Time based • Restricted for three years following grant

In addition, the NEOs receive modest perquisites, such as executive physical, financial planning, tax preparation services and matching contributions. Read more in the “Other Elements of Compensation” section on page 41.

2017 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the CGNC reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the CGNC reviews market compensation data and whether each executive’s current salary is competitive.

In the first quarter of 2017, the CGNC approved base salary increases ranging from 0% to 4.8%, with an average increase for the NEOs of 2.8%, as follows:

Named Executive Officer	2016 Year-End Salary	2017 Salary	% Change

W. H. Spence	$1,155,688	$1,184,580	2.5%

V. Sorgi	$525,000	$550,000	4.8%

V. A. Staffieri	$811,220	$811,220	0.0%

R. A. Symons	£564,775	£582,000	3.0%

G. N. Dudkin	$525,412	$545,000	3.7%

PPL CORPORATION 2018 Proxy Statement 33

EXECUTIVE COMPENSATION

With respect to individual base salary decisions, the following points are noted:

•	Mr. Spence’s base salary was increased to recognize his performance. For 2018, Mr. Spence did not receive an increase in his base salary.

•	Mr. Sorgi’s base salary was increased to bring his salary to a more competitive level and in recognition of his performance.

•	Mr. Staffieri’s base salary was not increased because it was determined that his base salary at that time was market competitive.

•	Mr. Symons’ base salary was increased to recognize his outstanding leadership in light of WPD’s performance.

•	Mr. Dudkin’s base salary was increased to bring his compensation to a more competitive level aligned with his performance and experience in the position.

2017 Annual Cash Incentive Awards

The annual cash incentive awards, which were made under the shareowner-approved Short-term Incentive Plan, measure and reward performance against the company’s financial goals for the year. The measures used to assess management’s success in executing the company’s strategy and initiatives were EPS, corporate operational goals that include all three business segments weighted for the corporate goal, business segment net income and business segment operational goals. These align with our goals of increasing shareowner value and were set and communicated to the NEOs in the first quarter of 2017.

When the CGNC set target EPS performance goals for 2017 compensation, it considered that the company projected lower 2017 earnings than 2016 earnings. In August of 2016, the company announced lower earnings growth projections in light of the U.K.’s decision to leave the European Union and the resulting weakening of the British pound sterling exchange rates. The company updated its business plans and monetized existing 2017 and 2018 foreign currency hedges, capturing approximately $310 million in value. Monetizing these hedges led the company to remark its future earnings projections using then-current market rates, which resulted in projected 2017 earnings being lower than 2016 earnings. As a result, the company provided a lower 2017 guidance range of $2.05 to $2.25 per share for PPL, which the CGNC considered when it set target EPS performance goals for 2017 compensation.

In summary, the performance measures for 2017 were as follows:

2017 PPL Cash Incentive Goal Weighting
Named Executive Officer	Financial Performance		Operational Performance
	Corporate	Business Segment	Corporate	Business Segment

W. H. Spence	80%	—	20%	—

V. Sorgi	80%	—	20%	—

V. A. Staffieri	40%	40%	10%	10%

R. A. Symons	40%	40%	10%	10%

G. N. Dudkin	40%	40%	10%	10%

34 PPL CORPORATION 2018 Proxy Statement

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2017 PPL Corporate Financial Performance

EPS

EPS in 2017 for the purposes of compensation was $2.25, which was between the target and 150% payout levels of
$2.15 and $2.26, respectively.

Therefore, the percent of target opportunity earned in relation to PPL’s EPS was 145.45% of target.

No annual cash incentive award would have been made to NEOs for 2017 if the EPS from ongoing operations had been below $2.04.

2017 PPL Business Segment Financial Performance

LKE – V. A. Staffieri

Net Income

•  Target ongoing net income for the year was $433.32 million.

•  LKE ongoing net income for the year was $425.4 million, which was between the target and minimum payout levels.

•  The percent of target opportunity earned for the LKE ongoing net income was 79.41% of target.

WPD – R. A. Symons

Net Income

•  Target ongoing net income for the year was £671.67 million.

•  WPD ongoing net income for the year was £746.67 million, which was above the maximum payout level.

•  The percent of target opportunity earned for the WPD ongoing net income was 200% of target.

PPL Electric – G. N. Dudkin

Net Income

•  Target ongoing net income for the year was $346.78 million.

•  PPL Electric ongoing net income for the year was $348.98 million, which was between the target and maximum payout levels.

•  The percent of target opportunity earned for the PPL Electric ongoing net income was 106.66% of target.

PPL CORPORATION 2018 Proxy Statement 35

Percentage of Target Incentive Earned EPS Coal

EXECUTIVE COMPENSATION

2017 PPL Corporate Operational Performance
Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score	Corporate Weight	Corporate Goal Score
LKE

Achieve the Customer Satisfaction Rating target	18	26	133.33%	50%	66.67%
Achieve the Reliability System Average Interruption Duration Index (SAIDI) goal target	93.20	75.41	200.00%	25%	50.00%
Achieve the Commercial Availability goal target	0.930	0.936	130.00%	25%	32.50%
Total for LKE					149.17%	26%	38.78%
WPD

Achieve the Operational Incentive Revenues (Stakeholder Engagement, Customer Minutes Lost, Customer Interruptions, Customer Satisfaction) goal target (in millions)	£78.08	£74.29	51.15%	100%	51.15%
Total for WPD					51.15%	52%	26.60%
PPL Electric
Achieve the Transmission Plant in Service (PIS) Capex goal target (in millions)	$251.00	$335.00	132.80%	25%	33.20%
Achieve the Distribution Smart Meter PIS Capex goal target (in millions)	$66.00	$72.00	115.40%	25%	28.85%
Achieve the Customer Satisfaction Rating target	85	87	150.00%	25%	37.50%
Achieve the Reliability Non-storm System Average Interruption Frequency Index (SAIFI) goal target	68	60	200.00%	25%	50.00%
Total for PPL Electric					149.55%	22%	32.90%
Total Weighted Corporate Operational Performance							98.28%

36 PPL CORPORATION 2018 Proxy Statement

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2017 PPL Business Segment Operational Performance
Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score
LKE
Achieve the ongoing LKE Net Income goal target (in millions)	$433.32	$425.40	79.41%	60%	47.65%
Achieve the Customer Satisfaction Rating target	18	26	133.33%	20%	26.67%
Achieve the Reliability System Average Interruption Duration Index (SAIDI) goal target	93.20	75.41	200.00%	10%	20.00%
Achieve the Commercial Availability goal target	0.930	0.936	130.00%	10%	13.00%
Total Operational Performance for LKE					107.32%
WPD
Achieve the ongoing WPD Net Income goal target (in millions)	£671.67	£746.67	200.00%	60%	120.00%
Achieve the Operational Incentive Revenues (Stakeholder Engagement, Customer Minutes Lost, Customer Interruptions, Customer Satisfaction) goal target (in millions)	£78.08	£74.29	51.14%	30%	15.34%
Achieve Safety goal target	88.0	63.4	200.00%	10%	20.00%
Total Operational Performance for WPD					155.34%
PPL Electric
Achieve the ongoing PPL Electric Net Income goal target (in millions)	$346.78	$348.98	106.66%	60%	63.99%
Achieve the Transmission Plant in Service (PIS) Capex goal target (in millions)	$251.00	$335.00	132.80%	10%	13.28%
Achieve the Distribution Smart Meter PIS Capex goal target (in millions)	$66.00	$72.00	115.40%	10%	11.54%
Achieve the Customer Satisfaction Rating target	85	87	150.00%	10%	15.00%
Achieve the Reliability Non-Storm System Average Interruption Frequency Index (SAIFI) goal target	68	60	200.00%	10%	20.00%
Total Operational Performance for PPL Electric					123.81%

LKE’s System Average Interruption Duration Index (SAIDI) and PPL Electric’s System Average Interruption Frequency Index (SAIFI) are industry-recognized metrics used to measure reliability by electric power utilities. Both SAIDI and SAIFI are metrics that are benchmarked externally.

LKE and PPL Electric’s Customer Satisfaction metrics are used to reflect how well we serve our customers. Customer Satisfaction metrics are benchmarked externally and adjusted annually, based on prior performance, to ensure continued improvement.

LKE’s Commercial Availability is the measurement of a unit’s potential to meet infinite market demand. Targets are set using historical company results in a manner to drive optimal business performance.

WPD’s Operational Incentive Revenues goal includes five elements: (1) customer interruptions/customer minutes lost, (2) broad measure customer satisfaction survey, (3) stakeholder engagement, (4) time to connect, and (5) incentive on connection engagement. Performance against these external metrics results in revenue from WPD’s regulator, Ofgem.

WPD maintains an ongoing and continuous improvement in its safety performance by setting annual targets for health and safety.

PPL Electric’s Plant in Service (PIS) metrics are measures of the value created based on the timing of placement in service of new assets that in turn provide value to the customer and company. These measurements correlate more directly to actual revenue. Targets are set based upon the approved Business Plan.

PPL CORPORATION 2018 Proxy Statement 37

EXECUTIVE COMPENSATION

Individual Annual Cash Incentive Awards for 2017 Performance

The following annual incentive awards were approved by the CGNC for 2017 performance:

Named Executive Officer	Weight x Goal Results				2017 Earned Award
	Financial Performance		Operational Performance
	Corporate	Business Segment	Corporate	Business Segment

W. H. Spence	80% x 145.45%	—	20% x 98.28%	—	136.02%

V. Sorgi	80% x 145.45%	—	20% x 98.28%	—	136.02%

V. A. Staffieri	40% x 145.45%	40% x 79.41%	10% x 98.28%	10% x 107.32%	110.51%

R. A. Symons	40% x 145.45%	40% x 200.00%	10% x 98.28%	10% x 155.34%	163.54%

G. N. Dudkin	40% x 145.45%	40% x 106.66%	10% x 98.28%	10% x 123.81%	123.05%

This resulted in the following annual cash incentive awards approved for the NEOs:

Named Executive Officer	2017 Base Salary	Target Opportunity (% of Base Salary)	2017 Earned Award	2017 Annual Cash Incentive Award

W. H. Spence	$1,184,580	140%	136.02%	$2,255,772

V. Sorgi	$550,000	80%	136.02%	$598,488

V. A. Staffieri	$811,220	75%	110.51%	$672,359

R. A. Symons	£582,000	60%	163.54%	£571,082

G. N. Dudkin	$545,000	80%	123.05%	$536,498

38 PPL CORPORATION 2018 Proxy Statement

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2017 Long-term Equity Incentive Awards

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards – performance units and restricted stock units. Performance units tie compensation to the financial performance and share price of PPL based on TSR and ROE performance measures over three-year periods.

Named Executive Officer	Target Opportunity (% of Base Salary)
	Total Long-term Incentive	60% Performance Units (Based on TSR)	20% Performance Units (Based on ROE)	20% Restricted Stock Units

W. H. Spence	450%	270%	90%	90%

V. Sorgi	210%	126%	42%	42%

V. A. Staffieri	175%	105%	35%	35%

R. A. Symons	100%	60%	20%	20%

G. N. Dudkin	180%	108%	36%	36%

It has been the CGNC’s long-time practice to grant the annual long-term incentive awards at its regularly scheduled January meeting.

While off-cycle awards may be made from time-to-time, for example, on the appointment of a new executive officer, no such awards were made in 2017 to the NEOs.

2017 Performance Unit Awards

The performance unit awards reward executives for relative shareowner value creation over three years beginning in the year they are granted. Performance units granted in January 2017 were calculated based on year-end 2016 salary.

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY index and corporate ROE performance, as follows.

Performance Units – TSR

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2017 to December 31, 2019.

The CGNC determined that the constituents of the UTY index are an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. Awards are forfeited if PPL ranks below the 25th percentile of the companies in the UTY index at the end

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of the three-year period. The CGNC has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals. To illustrate the linkage of the performance units to actual performance, all performance units granted in 2009 and 2010 were forfeited after their three-year performance periods ended in 2011 and 2012, respectively, because the results did not meet the minimum level for any award. Dividend equivalents accrue on the performance units but are not paid unless and until the units vest.

Performance Units – ROE

ROE achievement is calculated based on the average of the annual ROE for each year of the 2017-2019 performance period for PPL Corporation. Annual ROE is calculated by taking earnings from ongoing operations of PPL Corporation, divided by the average total equity. If PPL’s credit rating should drop below investment grade, the maximum award will not exceed 100% payout.

The following performance unit awards were granted by the CGNC in January 2017, subject to PPL’s relative TSR ranking over the 2017-2019 performance period and attainment of ROE during the same period.

Performance Unit Awards Granted in 2017*
Named Executive Officer	2016 Base Salary	Performance Units – TSR			Performance Units – ROE
		Target (% of Salary)	Award Value	Units Granted	Target (% of Salary)	Award Value	Units Granted

W. H. Spence	$1,155,688	270%	$3,120,358	90,682	90%	$1,040,119	30,228

V. Sorgi	$525,000	126%	$661,500	19,225	42%	$220,500	6,409

V. A. Staffieri	$811,220	105%	$851,781	24,754	35%	$283,927	8,252

R. A. Symons	£564,775	60%	£338,865	12,397	20%	£112,955	4,133

G. N. Dudkin	$525,412	108%	$567,445	16,491	36%	$189,148	5,497

*	Number of performance units granted is the award value divided by the closing price of PPL common stock on January 26, 2017, the date the CGNC approved the grants, which was $34.41, and equivalent to £27.34 using an exchange rate of £0.79441 for Mr. Symons’ award. The number of units is rounded up to the nearest unit.

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Following the CGNC’s assessment and certification of performance in early 2019, the applicable percentage of the performance unit awards and dividend equivalents will vest, if any.

Vesting of 2015 – 2017 Performance Units

Performance unit awards were made to the NEOs in 2015, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2015 to December 31, 2017 relative to companies in the UTY.

Over this three-year period, PPL ranked at the 25th percentile. As a result, the 2015-2017 performance units, and accrued dividend equivalents on the units earned, were paid out at 25% of target.

2017 Restricted Stock Units

In January 2017, based on input from shareowners, the CGNC removed the use of EPS in long-term equity incentives to eliminate duplication of EPS as a metric in both the annual cash incentive and long-term equity incentives. The CGNC ceased making grants of performance-contingent restricted stock units, which had been assigned a target value, with actual awards made to reflect PPL’s EPS performance over three calendar years. The last grant of performance-contingent restricted stock units was made in January 2017 for the 2014 through 2016 performance period, as discussed further in the CD&A of the company’s 2017 proxy statement.

The CGNC transitioned to the use of restricted stock units, which are PPL stock-equivalent units representing a future delivery of a specified number of shares of PPL common stock in three years. The first grants of restricted stock units were made in January 2017.

Restricted Stock Unit Awards Granted in 2017*
Named Executive Officer	2016 Base Salary	Target (% of Salary)	Award Value	Units Granted

W. H. Spence	$1,155,688	90%	$1,040,119	30,228

V. Sorgi	$525,000	42%	$220,500	6,409

V. A. Staffieri	$811,220	35%	$283,927	8,252

R. A. Symons	£564,775	20%	£112,955	4,133

G. N. Dudkin	$525,412	36%	$189,148	5,497

*	Number of restricted stock units granted is the award value divided by the closing price of PPL common stock on January 26, 2017, the date the CGNC approved the grants, which was $34.41, and equivalent to £27.34 using an exchange rate of £0.79441 for Mr. Symons’ award. The number of units is rounded up to the nearest unit.

Other Elements of Compensation

In addition to the three elements of total direct compensation (base salary, an annual cash incentive and long-term equity incentives in the form of performance units and restricted stock units), the company also provides other forms of indirect compensation to the NEOs, which are summarized below.

Perquisites

PPL provides limited executive perquisites to its NEOs. Where provided, we believe these perquisites are consistent with market practice and serve a direct business interest.

Financial planning services, including tax preparation and support, and a one-time payment for estate document preparation, are provided to the NEOs other than Mr. Symons. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial, tax and estate planning. We believe that good financial planning by experts reduces the amount of time and attention that

PPL CORPORATION 2018 Proxy Statement 41

EXECUTIVE COMPENSATION

executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation programs are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO is eligible for executive physicals, up to an aggregate cost of $6,000 every two years, and genetic testing not to exceed $5,000. The CGNC believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

Mr. Symons’ arrangements reflect U.K. market practice. Although he does not receive all of the perquisites described above, in accordance with the WPD Executive Car Allowance Policy, Mr. Symons receives a monthly cash allowance of £862.98 and reimbursement for fuel.

The incremental cost to PPL of all perquisites received by each of our NEOs for the year is summarized in Note 6 to the Summary Compensation Table on page 48.

Indirect Compensation

The company provides executive benefits such as tax-qualified and supplemental non-qualified executive retirement plan benefits and nonqualified deferred compensation opportunities. We have historically viewed our retirement benefits as a means of providing financial security to all our salaried employees after they have spent a substantial portion of their careers with the company. Officers of the company, including the NEOs, participate in certain benefit programs offered to all PPL employees, or all LKE employees in the case of Mr. Staffieri, or all WPD employees in the case of Mr. Symons. In addition, officers are eligible for the executive benefit plans discussed below.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Spence, Sorgi and Dudkin

PPL Supplemental Executive Retirement Plan (PPL SERP)	• Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan • Closed to new officers after December 31, 2011	Messrs. Spence, Sorgi and Dudkin

PPL Supplemental Compensation Pension Plan	• Nonqualified defined benefit pension plan that applies to certain employees hired before January 1, 2012, who are not vested in the PPL SERP	Mr. Sorgi

LG&E and KU Retirement Plan (LG&E Retirement Plan)	• Tax-qualified defined benefit pension plan • Closed to new participants after December 31, 2005	Mr. Staffieri participated in this plan prior to his retirement on March 15, 2018

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP)	• Nonqualified defined benefit pension plan • Closed to new participants after December 31, 2011	Mr. Staffieri participated in this plan prior to his retirement on March 15, 2018

Electricity Supply Pension Scheme (ESPS)	• U.K. tax-approved defined benefit pension scheme	Mr. Symons

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Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2017” beginning on page 53.

The primary capital accumulation opportunities for NEOs other than Messrs. Staffieri and Symons are: (1) stock gains under the company’s long-term equity incentive program (as described above) and the employee stock ownership plan (as described below); and (2) voluntary savings opportunities that, for 2017, included (a) savings through the tax-qualified employee savings plan, which is a 401(k) plan (our PPL Deferred Savings Plan), and (b) the PPL Executive Deferred Compensation Plan, which is a nonqualified deferred compensation arrangement.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 3% of the participant’s pay subject to contribution limits imposed by the Internal Revenue Service, or IRS

•  Pay defined as salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after one year of service

•  Participants may request distribution of their account at any time following termination of employment

Messrs. Spence, Sorgi and Dudkin

PPL Executive Deferred Compensation Plan

•  Non-qualified deferred compensation plan

•  Participants may defer some or all of their cash compensation in excess of the estimated minimum legally required annual payroll tax withholding

•  Matching contributions are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL Deferred Savings Plan because of statutory limits on qualified plan benefits

•  There is no vesting condition for the company matching contributions

Messrs. Spence, Sorgi and Dudkin

The company also has a PPL Employee Stock Ownership Plan, or ESOP. Although it is a tax-qualified, employee stock ownership plan in which Messrs. Spence, Sorgi and Dudkin participate, no contributions have been made to the ESOP since 2012.

Neither Mr. Staffieri nor Mr. Symons participates in the ESOP, the PPL Deferred Savings Plan or the PPL Executive Deferred Compensation Plan. Mr. Staffieri did, however, participate in the LG&E and KU Savings Plan and in the LG&E and KU Nonqualified Savings Plan prior to his retirement on March 15, 2018, which allow participants to defer a maximum of 75% of base salary and annual cash incentive awards, as further described under “Executive Compensation Tables — Nonqualified Deferred Compensation in 2017” beginning on page 57.

PPL CORPORATION 2018 Proxy Statement 43

EXECUTIVE COMPENSATION

GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the CGNC has adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No hedging or pledging of PPL stock by officers and directors

✓ Retain independent compensation consultant	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Adopted proxy access	✗ No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✓ Require significant equity ownership; increased CEO’s required holdings from 5x to 6x base salary for 2017	✗ No “single trigger” change-in-control severance agreements

✓ Adopted clawback policy	✗ No new participants in the PPL SERP or LG&E SERP

Additional information on PPL’s Equity Ownership Guidelines, hedging and pledging policy and clawback policy can be found below.

Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Equity Ownership Guidelines enable the company to align executives with this philosophy. The guidelines provide that NEOs should maintain the following levels of ownership in PPL stock:

Executive Officer Level	Equity Guideline (Multiple of Salary)
Chairman, President and CEO	6x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Business segment leaders*	2x

*	Includes Messrs. Staffieri, Symons and Dudkin.

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the guideline is exceeded:

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The CGNC retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs who have served in their current position more than five years were in compliance with their equity ownership guidelines as of December 31, 2017. Mr. Symons, who has served at this executive officer level less than five years, is currently on track to meet his equity ownership requirement.

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions:

•	Pledging shares of company stock as collateral for any loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

44 PPL CORPORATION 2018 Proxy Statement

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Clawback Policy

In January 2013, the CGNC adopted a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company, including such remedies contained in the company’s equity grant agreements, employment letters, if any, and applicable law.

ADDITIONAL INFORMATION

Special Compensation

In addition to the annual direct and indirect compensation described above, the company provides special compensation under specific situations.

Employment Agreements. We generally do not enter into traditional employment agreements with executive officers. Other than a Service Agreement entered into with Mr. Symons in the U.K. as described at page 50 under “Employment Agreement,” there are no specific agreements with respect to length of employment that would commit the company to pay an executive for a specific period. Generally, our executive officers are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Arrangements” on page 59) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs have agreements with the company providing for separation benefits in the event of a change in control.

The major components of the company’s change-in-control protections are:

Accelerated Vesting of Specific Outstanding Equity Awards.

•	Equity awards granted under the SIP become vested upon a change in control only if the executive is terminated following or in connection with the change in control (a “double trigger”).

•	Options granted in 2007 and thereafter under the ICP are, after a change in control, exercisable for the remaining term of the stock option.

The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company.

Additional details on current arrangements and agreements are discussed further below under “Termination Benefits,” beginning on page 62, and “Change-in-Control Arrangements,” beginning on page 59.

Severance Benefits. To continue to retain and protect our executives, the company adopted an Executive Severance Plan in 2012 that provides severance benefits for officers, including the NEOs other than Mr. Symons, terminated for reasons other than cause.

PPL CORPORATION 2018 Proxy Statement 45

EXECUTIVE COMPENSATION

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

The company has agreements with all of the NEOs that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Termination Benefits” at page 62.

Tax Deductibility of Compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1 million paid to the CEO and other named compensated executive officers serving at year-end (excluding the CFO in the case of tax years preceding 2018). The $1 million deductibility limitation does not apply to certain “grandfathered” performance-based compensation awards granted prior to November 2, 2017 if specified criteria are met. In this regard, the PPL Corporation Short-term Incentive Plan and the SIP had previously been structured to enable certain cash bonuses and grants of equity-based incentive awards to be deductible under
Section 162(m).

The CGNC generally seeks ways to limit the impact of Section 162(m). That said, the CGNC believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard will likely result in payments of compensation or grants of awards that are not deductible for federal income tax purposes.

Commencing in 2018, Section 162(m) has been amended to remove the performance-based compensation exception to the $1 million deductibility limitation.

46 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our chief executive officer, our chief financial officer and our next three most highly compensated executives, known as our named executive officers, or NEOs, for service to PPL and its subsidiaries. Mr. Spence also served as a director but received no separate compensation for board service.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
William H. Spence Chairman, President and Chief Executive Officer	2017	$1,183,469	—	$8,555,315	—	$2,255,772	$1,417,579	$128,196	$13,540,331
	2016	1,154,712	—	6,256,112	—	2,506,225	5,418,856	171,354	15,507,259
	2015	1,127,500	—	6,237,307	$727,355	1,838,953	2,994,822	54,075	12,980,012
Vincent Sorgi Senior Vice President and Chief Financial Officer	2017	549,039	—	1,783,550	—	598,488	709,887	58,544	3,699,508
	2016	524,134	—	1,233,033	—	569,258	485,430	50,108	2,861,963
	2015	498,462	—	994,921	70,635	407,750	153,159	32,318	2,157,245
Victor A. Staffieri Chairman of the Board and Chief Executive Officer — LG&E and KU Energy LLC	2017	811,220	—	2,335,458	—	672,359	196,629	77,700	4,093,366
	2016	811,220	—	1,750,470	—	843,263	1,264,598	78,401	4,747,952
	2015	811,220	—	1,745,339	39,745	898,629	60,305	76,630	3,631,868
Robert A. Symons Chief Executive — WPD	2017	750,314	—	1,134,292	—	793,576	818,601	21,394	3,518,177
	2016	741,127	—	789,848	—	668,969	1,466,339	25,331	3,691,614
	2015	836,038	—	691,919	6,569	690,156	369,842	20,288	2,614,812
Gregory N. Dudkin President — PPL Electric Utilities Corporation	2017	544,247	—	1,555,810	—	536,498	589,068	19,662	3,245,285
	2016	524,143	—	987,892	—	625,450	584,072	34,412	2,755,969

(1)	Mr. Staffieri served as Chairman of the Board, Chief Executive Officer and President of LKE until January 3, 2017, at which time he resigned as President. Effective March 15, 2018, he retired from LKE.

Mr. Symons is based in the United Kingdom and is compensated in British pounds sterling. We converted his 2017 cash compensation, changes in pension value and personal benefits to U.S. dollars at an exchange rate of $1.2892, which was the average monthly translation rate for 2017, except with respect to the Non-Equity Incentive Plan Compensation amount, which was converted to U.S. dollars at an exchange rate of $1.3896, which is the translation rate for March 7, 2018, the date the cash incentive award was paid to Mr. Symons.

(2)	Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred salary in 2017 in the amounts indicated: Mr. Spence ($35,504); Mr. Sorgi ($16,471); and Mr. Staffieri ($44,929). These amounts are included in the “Nonqualified Deferred Compensation in 2017” table on page 58 as executive contributions for the last fiscal year.

(3)	This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. In January 2017, the CGNC transitioned from performance-contingent restricted stock units to a combination of time-vested restricted stock units and ROE-based performance units. The Stock Awards column reflects the last grant of performance-contingent restricted stock units for the backward-looking 2014 through 2016 performance period, as well as the first grant of the forward-looking time-vested restricted units and new ROE-based performance units. The grant date fair value of restricted stock units are calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair value of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2017” table on page 49. The maximum potential values as of the grant date of the TSR-based performance units granted in 2017, assuming the highest level of performance are as follows: Mr. Spence — $6,958,937; Mr. Sorgi — $1,475,327; Mr. Staffieri — $1,899,622; Mr. Symons — $951,346; and Mr. Dudkin — $1,265,519. The maximum potential values as of the grant date of the ROE-based performance units granted in 2017 assuming the highest level of performance are as follows: Mr. Spence — $2,080,291; Mr. Sorgi — $441,067; Mr. Staffieri — $567,903; Mr. Symons — $284,433; and Mr. Dudkin — $378,304. For additional information on the assumptions made in the valuation of performance units, refer to Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC. Further information regarding the 2017 awards is included in the “Grants of Plan-Based Awards During 2017” and “Outstanding Equity Awards at Fiscal Year-End 2017” tables elsewhere in this proxy statement.

PPL CORPORATION 2018 Proxy Statement 47

EXECUTIVE COMPENSATION

(4)	For 2017, amounts represent cash awards paid in March 2018 for performance under the company’s annual cash incentive award program for 2017, which were made under PPL’s 2016 Short-term Incentive Plan for all NEOs. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Spence ($67,673); Mr. Sorgi ($149,622); Mr. Staffieri ($40,342) and Mr. Dudkin ($16,095). These amounts will be included in the “Nonqualified Deferred Compensation in 2018” table as executive contributions in next year’s proxy statement if the executive is an NEO for 2018.

(5)	This column represents the sum of the changes during 2017 in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan, or PPL SERP, for Messrs. Spence, Sorgi and Dudkin, the LG&E and KU Retirement Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Staffieri and the Electricity Supply Pension Scheme in the United Kingdom for Mr. Symons. See “Pension Benefits in 2017” beginning on page 53 for additional information. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan or the LG&E Energy Corp. Nonqualified Savings Plan were reportable for 2017. See “Nonqualified Deferred Compensation in 2017” beginning on page 57 for additional information. Mr. Symons does not participate in a deferred compensation plan.

(6)	The table below reflects the components of this column for 2017, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans, the company’s matching contribution for each individual’s contributions under nonqualified deferred compensation plans, or NQDC, and certain perquisites including financial planning and tax preparation services, company car and other personal benefits as noted.

Name	401(k) Match	NQDC Employer Contributions	Financial Planning and Tax Preparation	Company Car(a)	Other		Total
W. H. Spence	$ 8,100	$106,700	$11,000	—	$ 2,396	(b)	$128,196
V. Sorgi	8,100	25,449	11,000	—	13,995	(b)(c)	58,544
V. A. Staffieri	11,340	58,148	8,212	—	—		77,700
R. A. Symons	—	—	—	$19,228	2,166	(d)	21,394
G. N. Dudkin	8,100	562	11,000	—	—		19,662

(a)	Reflects car benefits provided to Mr. Symons, including monthly car allowance and reimbursement for fuel. Benefit is capped at £20,000 per year.

(b)	Includes cost of executive physicals paid by the company.

(c)	For Mr. Sorgi, includes contributions made by the company under our charitable matching gift program, pursuant to which we will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions. Also includes a contribution through Dollars for Doers, the company’s employee-volunteers recognition program, which supports those who volunteer at least 40 hours in a calendar year to a single nonprofit organization by contributing a $1,000 grant on their behalf to the qualifying organization.

(d)	Represents cost of private medical insurance plan in the United Kingdom for Mr. Symons and his wife.

COMPENSATION REALIZED BY OUR CEO IN 2017

Our compensation programs for Mr. Spence and the other NEOs are primarily based on performance. The information shown below is intended to supplement rather than substitute for the information in the Summary Compensation Table.

The Summary Compensation Table includes several items that reflect accounting or actuarial assumptions rather than compensation actually received or realized by Mr. Spence for performance periods that ended on December 31, 2017. For example, the Summary Compensation Table combines pay actually received (base salary and annual cash incentive payments) with the accounting value of equity compensation granted in 2017, which may be realized in the future or not at all. The Summary Compensation Table is also required to include the change in pension values (based on actuarial assumptions), which is not realized until retirement.

The realized pay table below presents elements of pay that Mr. Spence actually received (base salary, annual cash incentive and all other compensation) plus the gross compensation (before applicable taxes) that he received or earned upon the vesting of performance-contingent restricted stock units and performance units based on TSR, as shown in the “Option Exercises and Stock Vested in 2017” table on page 53, regardless of when these equity awards were granted.

Name and Principal Position	Year	Salary	Annual Cash Incentive	Long-term Stock Incentives Realized	All Other Compensation	Total

William H. Spence	2017	$1,183,469	$2,255,772	$4,871,260	$128,196	$8,438,697

48 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2017

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2017.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

W. H. Spence	2/17/2017		$829,206	$1,658,412	$3,316,825

	1/26/2017								30,228	$1,040,145

	2/17/2017								84,074	2,995,557

	1/26/2017	(5)				22,671	90,682	181,364		3,479,468

	1/26/2017	(6)				7,557	30,228	60,456		1,040,145

V. Sorgi	2/17/2017		220,000	440,000	880,000

	1/26/2017								6,409	220,534

	2/17/2017								16,975	604,819

	1/26/2017	(5)				4,806	19,225	38,450		737,663

	1/26/2017	(6)				1,602	6,409	12,818		220,534

V. A. Staffieri	2/17/2017		304,207	608,415	1,216,830

	1/26/2017								8,252	283,951

	2/17/2017								22,951	817,744

	1/26/2017	(5)				6,189	24,754	49,508		949,811

	1/26/2017	(6)				2,063	8,252	16,504		283,951

R. A. Symons	2/17/2017		225,094	450,189	900,377

	1/26/2017								4,133	142,217

	2/17/2017								10,502	374,186

	1/26/2017	(5)				3,099	12,397	24,794		475,673

	1/26/2017	(6)				1,033	4,133	8,266		189,152

G. N. Dudkin	2/17/2017		218,000	436,000	872,000

	1/26/2017								5,497	189,152

	2/17/2017								15,289	544,747

	1/26/2017	(5)				4,123	16,491	32,982		632,760

	1/26/2017	(6)				1,374	5,497	10,994		142,217

(1)	These columns show the potential payout range under the 2017 annual cash incentive award program. For additional information, see “CD&A — 2017 Named Executive Officer Compensation — 2017 Annual Cash Incentive Awards” beginning on page 34. The cash incentive payout range is from 50% to 200% of target. If the actual performance falls below the 50% payout level, the payout is zero. Mr. Symons is based in the United Kingdom and is compensated in British pounds sterling. We converted his annual cash incentive award ranges to U.S. dollars at an exchange rate of $1.2892, which was the average monthly translation rate for 2017.

(2)	These columns show the potential payout range for the performance units, both TSR and ROE, granted in 2017 to the NEOs under PPL’s SIP. For additional information, see “CD&A — 2017 Named Executive Officer Compensation — 2017 Long-term Equity Incentive Awards — 2017 Performance Unit Awards” beginning on page 39.

(3)	This column shows the number of performance-contingent restricted stock units granted in 2017 to the NEOs under PPL’s SIP based on EPS performance during 2014-2016, as well as time-vested restricted stock units granted in 2017. As described in Note 3 of the Summary Compensation Table, this is the last grant of the backward-looking performance-contingent restricted stock units, which have been replaced by the new forward-looking time-vested restricted stock units and ROE-based performance units. In general, restrictions on the awards will lapse on January 26, 2020, three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

PPL CORPORATION 2018 Proxy Statement 49

EXECUTIVE COMPENSATION

(4)	This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. For restricted stock units and performance units based on ROE granted on January 26, 2017, the grant date fair value was calculated using the closing price of PPL common stock on the NYSE on the grant date of $34.41. For performance-contingent restricted stock units granted on February 17, 2017, the grant date fair value was calculated using the closing price of PPL common stock on the NYSE on the grant date of $35.63. For performance units based on TSR, the grant date fair value was calculated using a Monte Carlo pricing model value of $38.37 for the awards granted on January 26, 2017. For additional information on the valuation assumptions for performance units, see Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC.

(5)	The payout range for TSR-based performance unit awards granted in 2017 is from 25% to 200% of target. The performance period is from 2017 to 2019. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the Philadelphia Stock Exchange Utility Index, or UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 25% payout level, the payout is zero.

(6)	The payout range for ROE-based performance unit awards granted in 2017 is from 50% to 200% of target. The performance period is from 2017 to 2019. At the end of the performance period, the average of the annual corporate ROE for PPL for each year of the performance period will be assessed against the attainment levels set for the awards. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 50% payout level, the payout is zero.

Employment Agreement

Mr. Symons is a party to an amended and restated Service Agreement, dated March 16, 2015, with Western Power Distribution (South West) plc, or WPD (South West). He serves as the Chief Executive of the Western Power Distribution group of companies, four of which are British regional electricity distribution utility companies. The Service Agreement provides that Mr. Symons is eligible to participate, at WPD (South West)’s discretion, in any bonus or incentive plans for senior executives and/or directors provided by WPD (South West) from time to time. Currently, Mr. Symons participates in the Directors’ Results Related Bonus Scheme. The terms of the Service Agreement further provide that Mr. Symons and his wife are entitled to participate in a private medical insurance plan at WPD (South West)’s expense. Mr. Symons is also entitled to use of a car and fuel benefits in accordance with WPD (South West)’s executive car program. His car benefits are capped at an annual amount equal to £20,000. WPD (South West) has also committed, while Mr. Symons is employed with the company, to provide life insurance for him in the amount of £5.02 million. The amount of insurance is adjusted annually in connection with the Retail Price Index in the United Kingdom. This benefit terminates once Mr. Symons leaves WPD (South West). The term of the Service Agreement continues until after six months’ notice to terminate provided by either WPD (South West) or Mr. Symons, or until Mr. Symons is otherwise terminated as provided in the agreement.

In the event that Mr. Symons’ employment is terminated during the two-year period following a change in control of WPD (South West) (as defined in the Service Agreement and discussed further below) pursuant to a “relevant event” (as described below), Mr. Symons is entitled to (1) a lump-sum payment equal to two times his taxable pay received from WPD (South West) during the 12-month period immediately preceding the change in control, payable within seven days of the termination of his employment and (2) amounts owed to him under the pension plan in which he participated up until April 2006. See “Potential Payments upon Termination or Change in Control of PPL Corporation — Change-in-Control Arrangements” beginning on page 59 for additional change-in-control benefits available to Mr. Symons.

For purposes of the Service Agreement, “relevant event” is defined to mean (1) a termination of Mr. Symons’ employment by WPD (South West) other than because of his gross misconduct or his material breach of contract or (2) a termination of Mr. Symons’ employment by him pursuant to one of a number of circumstances including (a) a material alteration in his position or responsibilities; (b) a reduction in his base salary; (c) the relocation of Mr. Symons’ place of work more than 50 miles away; or (d) a cutback or exclusion from a compensation plan, pension plan or welfare plan.

Mr. Symons’ Service Agreement contains restrictive covenants, including an indefinite covenant not to disclose confidential information and, during Mr. Symons’ employment and for the 12-month period following termination of his employment, a covenant not to solicit employees and directors of WPD (South West) or its subsidiaries.

50 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table provides information on all unexercised stock option, or for Mr. Symons phantom stock option, awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2017. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, phantom stock option, restricted stock unit award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 29, 2017, the last trading day of 2017, which was $30.95. For additional information about stock awards, see “CD&A — 2017 Named Executive Officer Compensation — 2017 Long-term Equity Incentive Awards” beginning on page 39.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

W. H. Spence	1/24/08	77,419		42.84	1/23/2018

	7/22/11	10,344		25.24	7/21/2021

	1/26/12	430,041		25.41	1/25/2022

	1/24/13	776,968		26.59	1/23/2023

						313,605	9,706,075

	1/21/16(5)							24,649	762,883

	1/26/17(5)							23,391	723,940

	1/26/17(6)							62,376	1,930,537

V. Sorgi	3/29/10	13,696		25.13	3/28/2020

	1/27/11	26,561		23.20	1/26/2021

	1/26/12	29,624		25.41	1/25/2022

	1/24/13	55,153		26.59	1/23/2023

						56,883	1,760,529

	1/21/16(5)							4,858	150,358

	1/26/17(5)							4,959	153,479

	1/26/17(6)							13,225	409,314

V. A. Staffieri						86,950	2,691,100

	1/21/16(5)							6,897	213,454

	1/26/17(5)							6,385	197,618

	1/26/17(6)							17,028	527,017

R. A. Symons	2/15/08	24,208		42.88	2/15/2018

						36,484	1,129,180

	1/21/16(5)							3,387	104,820

	1/26/17(5)							3,198	98,969

	1/26/17(6)							8,529	263,973

G. N. Dudkin						48,034	1,486,652

	1/21/16(5)							4,274	132,280

	1/26/17(5)							4,254	131,652

	1/26/17(6)							11,343	351,066

PPL CORPORATION 2018 Proxy Statement 51

EXECUTIVE COMPENSATION

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units.

(2)	All securities underlying unexercised options are exercisable.

(3)	All restricted stock units for the NEOs under PPL’s SIP vest on the third anniversary of the grant date. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs and the number of restricted stock units, including dividend equivalents reflected as additional restricted stock units, are:

	Grant Date	Vesting Dates
Name		1/22/18	1/21/19	1/26/20	2/17/20

W. H. Spence	1/22/15	102,598

	1/21/16		93,074

	1/26/17			31,189

	2/17/17				86,745

V. Sorgi	1/22/15	14,412

	1/21/16		18,344

	1/26/17			6,613

	2/17/17				17,514

V. A. Staffieri	1/22/15	28,713

	1/21/16		26,043

	1/26/17			8,514

	2/17/17				23,680

R. A. Symons	1/22/15	11,382

	1/21/16		10,002

	1/26/17			4,264

	2/17/17				10,836

G. N. Dudkin	1/22/15	13,587

	1/21/16		13,001

	1/26/17			5,672

	2/17/17				15,775

(4)	These performance units, both TSR and ROE, are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2018 for the 2016 awards and December 31, 2019 for the 2017 awards, the number of performance units earned is not determined until the CGNC certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2017 Named Executive Officer Compensation — 2017 Long-term Equity Incentive Awards — 2017 Performance Unit Awards” beginning on page 39 for a discussion of the performance goals related to TSR and ROE awards and the attainment levels for each award.

(5)	The number of TSR-based performance units granted in 2016 and 2017 disclosed in the table for each NEO represents the threshold payout amount for 2016 and 2017 awards. The threshold amount is used because PPL’s TSR was below the threshold payout level of the awards as compared to its industry peers for the time period 2016 and 2017, the first two years of the three-year performance period for the 2016 awards and for 2017 the first year of the three-year performance period for the 2017 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

(6)	The number of ROE-based performance units granted in 2017 disclosed in the table for each NEO represents the maximum payout amount as ROE attainment for 2017 was above the target payout level. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

52 PPL CORPORATION 2018 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table provides information for each of the NEOs with respect to (1) stock option and phantom stock option award exercises during 2017, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2017 upon the vesting of restricted stock units and the deemed vesting of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

W. H. Spence	—	—	144,369	$4,871,260

V. Sorgi	—	—	13,170	436,679

V. A. Staffieri	—	—	42,797	1,445,543

R. A. Symons	—	—	17,833	602,825

G. N. Dudkin	—	—	35,360	1,285,892

(1)	Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 29, 2017 on the NYSE of the shares of PPL common stock underlying the performance units granted in 2015 that are deemed to have been earned as of December 31, 2017, the last day of the three-year performance period.

PENSION BENEFITS IN 2017

The following table sets forth information on the pension benefits for the NEOs under each of the following pension plans:

•	PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,916 active employees as of December 31, 2017. The PPL Retirement Plan was closed to new salaried employees after December 31, 2011. As applicable to Messrs. Spence, Sorgi and Dudkin, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of the following two formulas:

•	The first is a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan.

•	The second is a “final average pay formula” as follows:

1.3% of final average earnings up to the Average Social Security Wage Base plus

1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by

the sum of years of credited service (up to a maximum of 40 years).

Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2017, $77,880. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($270,000 for 2017).

The benefit an employee earns is payable starting at retirement on a monthly basis for life or in a lump sum. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions.

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EXECUTIVE COMPENSATION

Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2017 was $215,000 per year for a single life annuity payable at an IRS-prescribed retirement age. Benefits in excess of these federal limits are payable from company funds under the PPL Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL Supplemental Executive Retirement Plan described below.

•	PPL Supplemental Compensation Pension Plan. This plan is unfunded, is not qualified for tax purposes and covers approximately 35 active employees, including Mr. Sorgi, hired prior to January 1, 2012 who are vested in the PPL Retirement Plan at the time of termination or retirement. The benefit formula is the same as the PPL Retirement Plan, but it reflects compensation in excess of the IRS-prescribed limit of $270,000 for 2017. The plan benefit is calculated using all PPL affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan. At such time as Mr. Sorgi vests in the PPL SERP, he will no longer be eligible for this plan.

•	PPL Supplemental Executive Retirement Plan. The PPL SERP covers five active officers as of December 31, 2017, including Messrs. Spence, Sorgi and Dudkin, to provide for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers after December 31, 2011.

The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 60 (age 62 for Mr. Spence), or at age 50 with 10 years of service, accrued benefits are vested and may not be reduced by an amendment to the PPL SERP without consent of the participant or termination by the company. After the completion of 10 years of service, participants are eligible for death benefit protection.

The company does not have a policy for granting additional years of service but has done so under the PPL SERP in individual situations. A grant of additional years of service to any executive officer must be approved by the CGNC. The CGNC previously granted to Mr. Spence an additional year of service for each year of employment under the PPL SERP as a retention mechanism. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant. The table below reflects the additional service amounts based on service as of December 31, 2017 for all NEOs. Please refer to the table footnotes for additional information related to credited service under the PPL SERP.

•	LG&E and KU Retirement Plan. The LG&E and KU Retirement Plan, or LG&E Retirement Plan, is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,300 active employees as of December 31, 2017 and that was closed to new participants on December 31, 2005. As applicable to Mr. Staffieri prior to his retirement on March 15, 2018, the LG&E Retirement Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of the following two formulas:

•	The first formula is 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years).

•	The second formula is 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years).

Under the LG&E Retirement Plan, the “average monthly earnings” is the average of the highest five consecutive monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans ($270,000 for 2017), divided by 12.

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“Covered compensation” is 1/12th of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vest in the LG&E Retirement Plan after five years of service.

Benefits under the LG&E Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2017 is $215,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

•	LG&E and KU Supplemental Executive Retirement Plan. Mr. Staffieri was a participant in the LG&E and KU Supplemental Executive Retirement Plan, or LG&E SERP prior to his retirement on March 15, 2018. The LG&E SERP is unfunded and is not qualified for tax purposes. It was closed to new participants after December 31, 2011. Accrued benefits under the LG&E SERP are subject to claims of the company’s creditors in the event of bankruptcy.

The LG&E SERP formula is equal to 64% of the average monthly compensation less

•	100% of the monthly qualified LG&E Retirement Plan benefit payable at age 65;

•	100% of the primary Social Security Benefit payable at age 65;

•	100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and

•	100% of any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers.

The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator of which is 15.

“Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

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EXECUTIVE COMPENSATION

•	Electricity Supply Pension Scheme. Mr. Symons was an active participant in the Electricity Supply Pension Scheme, or ESPS, in the United Kingdom until April 6, 2006, at which time he ceased to accrue any benefits under the ESPS. The ESPS is a U.K. tax-approved defined benefit pension scheme. It provides at retirement an annual pension of 1/80th of final salary for each year of service, a lump sum of three times a member’s annual pension, which is payable at retirement, with dependents’ benefits payable on the member’s death. In addition to the standard benefit accrual rate of 1/80th, Mr. Symons received an enhancement to his pension of 1/30th accrual rate for the period April 1, 2000 to April 5, 2006. He began receiving distributions from the ESPS on March 20, 2012, and the distributions received during 2017 are included in the following table.

Name	Plan Name	Number of Years Credited Service(1)		Present Value of Accumulated Benefit(2)(3)		Payments During Last Fiscal Year
W. H. Spence	PPL Retirement Plan	11.5		$824,548		—

	PPL SERP	23.0	(4)	22,318,283		—
V. Sorgi	PPL Retirement Plan	11.7		606,542		—

	PPL Supplemental Compensation Pension Plan	11.7		1,148,459		—

	PPL SERP	11.7		1,442,818		—
V. A. Staffieri	LG&E Retirement Plan	25.8		1,893,210		—

	LG&E SERP	25.8		14,846,509		—
R. A. Symons	Electricity Supply Pension Scheme	34.0		15,752,843	(5)	$528,337	(5)
G. N. Dudkin	PPL Retirement Plan	8.5		611,592		—

	PPL SERP	8.5		1,892,022		—

(1)	See “PPL Supplemental Executive Retirement Plan” above for a description of the years of service that have been granted under the PPL SERP to Mr. Spence.

(2)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are:

Plan	Assumed Retirement Date(a)	Discount Rate	Mortality Assumption
PPL Retirement Plan	60	3.71%	RP-2014 gender specific healthy annuitant tables with white collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale MP-2017 mortality improvements from 2006 on a generational basis. For the LG&E Retirement Plan and the LG&E SERP, the base rates are increased by 4%.
PPL Supplemental Compensation Pension Plan	60	3.71%
LG&E Retirement Plan	60	3.70%
LG&E SERP	62	3.72%

PPL SERP	60/62	3.70%	50%/50% blend at the male and female RP-2014 healthy annuitant tables with no collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale MP-2017 mortality improvements from 2006 on a generational basis.
Electricity Supply Pension Scheme	60	2.65%	Based upon United Kingdom standard tables S2PMA and S2PFA appropriate for the member’s year of birth and future improvements subject to the standard table projected forward from 2007 in line with the 2015 CMI core projections with a long-term improvement rate of 1.0% per annum.

(a)

For the PPL Retirement Plan, PPL Supplemental Compensation Pension Plan and PPL SERP, this column reflects the age at which retirement may occur without any reduction in benefits. Effective December 31, 2017, the CGNC approved an amendment to the SERP, for Mr. Spence only, that increases his retirement age for full benefits from age 60 to age

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62. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service. Effective January 1, 2015, for the LG&E Retirement Plan, the age at which retirement may occur without any reductions in benefits is age 60. For the LG&E SERP, the age at which retirement may occur without any reduction in benefits is age 62. For the Electricity Supply Pension Scheme, the age at which retirement may occur without any reduction in benefits is age 60.

(3)	The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the actual benefits payable under the PPL SERP and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2017.

SERP Payments upon Termination as of December 31, 2017(a)
Named Executive Officer	Retirement	Death	Disability
W. H. Spence	$21,838,385	$11,321,705	$21,838,385
V. Sorgi(b)	—	356,939	—
V. A. Staffieri(c)	14,846,509	7,755,248	12,700,795
G. N. Dudkin	1,837,047	557,481	1,837,047

(a)	Messrs. Spence, Sorgi and Dudkin have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Mr. Staffieri, the LG&E SERP does not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. See note (c) below for Mr. Staffieri’s monthly LG&E SERP benefits. The amounts shown in this table represent the values that would have become payable based on a December 31, 2017 termination of employment. Actual payment would be made following December 31, 2017 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)	Mr. Sorgi is not eligible to retire under the PPL SERP, but he has a death benefit. If Mr. Sorgi had left the company voluntarily on December 31, 2017, he would have been eligible to receive benefits under the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, but not under the PPL SERP.

(c)	If Mr. Staffieri had retired on December 31, 2017 and commenced his LG&E SERP benefit on January 1, 2018, the monthly LG&E SERP benefit payable as a life annuity would have been $81,188. If he had died on December 31, 2017, the monthly LG&E SERP benefit payable to his spouse for her lifetime beginning on January 1, 2018 would have been $40,594. If Mr. Staffieri had become disabled on December 31, 2017, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $79,923.

(4)	Includes 11.5 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2017 under the PPL SERP of $11,167,150.

(5)	Mr. Symons is based in the United Kingdom and receives his pension benefits in British pounds sterling. His present value of accumulated benefit as of December 31, 2017 is converted from Pounds Sterling to U.S. dollars at an exchange rate of $1.3532, the translation rate for December 29, 2017, and his pension distributions are converted to U.S. dollars at an exchange rate of $1.2892, which is the average monthly translation rate for 2017.

NONQUALIFIED DEFERRED COMPENSATION IN 2017

The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2017 of up to 3% of an executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 1.71% to 37.80% during 2017. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2017, Messrs. Spence, Sorgi and Dudkin notionally invested in one or more of those funds.

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EXECUTIVE COMPENSATION

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they either leave or retire from the company. The company’s Corporate Leadership Council, which currently consists of the chief executive officer, chief financial officer and general counsel, has the discretion to make a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate is reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. Under this investment option, the interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Staffieri’s rate of return for 2017 was 4.1%.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri also has a hypothetical account in the LG&E Energy Corp. Nonqualified Savings Plan. This is a grandfathered deferred compensation plan that was closed to new contributions on January 1, 2005. The plan is unfunded and is not qualified for tax purposes. The plan is subject to claims of creditors in the event of bankruptcy. The hypothetical account is credited with interest in the same manner as the LG&E and KU Nonqualified Savings Plan. Mr. Staffieri’s rate of return for 2017 was 4.1%.

Mr. Symons does not participate in a deferred compensation plan.

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
W. H. Spence	PPL Executive Deferred Compensation Plan	$110,691	$106,700	$350,808	—	$1,689,895
V. Sorgi	PPL Executive Deferred Compensation Plan	130,323	25,449	192,648	—	804,670
V. A. Staffieri	LG&E and KU Nonqualified Savings Plan	95,525	58,148	50,571	—	1,324,521
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	46,846	—	1,178,206
G. N. Dudkin	PPL Executive Deferred Compensation Plan	18,764	562	22,854	—	218,269

(1)	The following NEOs deferred salary in 2017 in the amounts indicated: Spence—$35,504; Sorgi—$16,471; and Staffieri—$44,929, which is included in the “Salary” column of the Summary Compensation Table for 2017. In addition, the following NEOs deferred a portion of their cash incentive awards for 2016 performance paid in 2017, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2016: Spence—$75,187; Sorgi—$113,852; Staffieri—$50,596 and Dudkin—$18,764.

(2)	Amounts in this column are company matching contributions during 2017 and are included in the Summary Compensation Table for 2017 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2017 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

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(4)	Represents the total balance of each NEO’s account as of December 31, 2017. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years:

Named Executive Officer	Executive Contributions	Registrant Contributions	Total
W. H. Spence	$423,862	$360,677	$784,539
V. Sorgi	302,924	46,423	349,347
V. A. Staffieri	566,898	349,186	916,084
G. N. Dudkin	21,311	15,462	36,773

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF PPL CORPORATION

Change-in-Control Arrangements

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”).

The change-in-control agreement with respect to Mr. Spence is of the older form of agreement. The agreements for Messrs. Sorgi, Staffieri and Dudkin follow the new form of agreement and are described separately below. Mr. Symons’ agreement, while substantially similar to Mr. Spence’s agreement, differs as described below.

The change-in-control agreement for Mr. Spence defines “Change in Control” as the occurrence of any of the following five specific events:

•	a change in the majority of the members of our Board of Directors occurs through contested elections;

•	an investor or group acquires 20% or more of the company’s common stock;

•	a merger occurs that results in less than 60% control of the company or the surviving entity by the current shareowners;

•	shareowner approval of the liquidation or dissolution of the company; or

•	the Board of Directors declares that a change in control is anticipated to occur or has occurred.

A voluntary termination of employment by Mr. Spence would only result in the payment of benefits if there was “good reason” for leaving. “Good reason” includes a number of circumstances in which the NEO has a substantial adverse change in the employment relationship or the duties assigned. For example, a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan would constitute “good reason.” The benefits provided under this agreement replace any other severance benefits that the company or any prior severance or change-in-control agreement would provide to him.

There is no benefit payable before or after a change in control if Mr. Spence is discharged for “cause.” “Cause” generally means willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors.

Mr. Spence’s change-in-control agreement continues in effect until December 31, 2018, and the agreement is automatically extended for additional one-year periods. If a change in control occurs during the agreement’s term, the agreement will expire no earlier than 36 months after the month in which the change in control occurs. The agreement specifies that Mr. Spence will be entitled to the severance benefits described below if, in connection with a change in control, his employment is terminated for any reason other than death, disability, retirement or “cause,” or he terminates employment for “good reason.”

These benefits include:

•	a lump-sum payment equal to three times the sum of (1) Mr. Spence’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual cash incentive award in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

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•	a lump-sum payment having an actuarial present value equal to the additional pension benefits Mr. Spence would have received had he continued to be employed by the company for an additional 36 months;

•	the continuation of welfare benefits for Mr. Spence and his dependents for the 36-month period following separation (reduced to the extent he receives comparable benefits from another employer);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming performance achievement at 100% of the target level;

•	vesting of all performance units outstanding, calculated on a prorated basis of months of completed service, assuming achievement at 100% of target, plus an amount payable in cash to provide payment for the maximum payout level (200% of target);

•	outplacement services for up to three years;

•	a gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code; and

•	post-retirement health care and life insurance benefits for which Mr. Spence would have become eligible within the 36-month period following the change in control.

The CGNC approved a new form of change-in-control agreement to be used for those officers entering into such agreements after December 31, 2011, including for Messrs. Sorgi, Staffieri and Dudkin. Mr. Staffieri was subject to the same form of change-in-control agreement until his retirement on March 15, 2018. The new form differs from the prior form in the following areas:

•	provides that the term may not expire during the period in which a change in control (a “potential” change in control) may occur, and expires no earlier than 24 months after a change in control actually occurs;

•	eliminates excise tax gross-ups;

•	eliminates accrual of additional pension service and benefit credits;

•	eliminates payment upon a “potential” change in control unless a qualifying termination of employment actually occurs and is in connection with the “potential” change in control;

•	shortens the notice period from 15 months to six months’ advance notice to terminate an agreement;

•	eliminates welfare benefit continuation (other than retiree welfare benefits, as described below); instead, the company would pay a lump-sum payment equivalent to the cost of COBRA coverage that would be incurred for the 24-month period following termination of employment; and

•	limits outplacement services to $50,000.

The change-in-control agreements for Messrs. Sorgi and Dudkin continue in effect until December 31, 2018 and are generally automatically extended for additional one-year periods. Their agreements provide that they will be entitled to the severance benefits described below if, in connection with a change in control, the company terminates their employment for any reason other than death, disability, retirement or “cause,” or the executive terminates employment for “good reason.”

Pursuant to Messrs. Sorgi’s and Dudkin’s agreements, a “change in control” is defined to include the following events:

•	a change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•	an investor group acquires 30% or more of the company’s common stock;

•	a merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•	the sale or other disposition of substantially all the company’s assets.

Messrs. Sorgi’s and Dudkin’s change-in-control agreement benefits include:

•

a lump-sum payment equal to three times the sum of (1) their respective base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance

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constituting “good reason” and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•	a lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent cash-based incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance as of the date of change in control;

•	outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000; and

•	post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination or, if more favorable to Messrs. Sorgi or Dudkin, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs.

Mr. Symons’ change-in-control agreement is substantially similar to the change-in-control agreement for Mr. Spence, but differs from his agreement in the following respects:

•	The definition of “Change in Control” in Mr. Symons’ agreement also includes the occurrence of any of the following two specific events:

•	all or substantially all of the assets of subsidiaries of PPL Global, LLC that are located in the United Kingdom are sold or all or substantially all of the United Kingdom assets of the subsidiaries of PPL Global, LLC are transferred to the ownership of one or more business entities that have less than 50% of their ownership interests attributable to PPL Global, LLC and its subsidiaries after such transfer and PPL Global, LLC does not exercise active operational control of such entity or entities; or

•	either (1) WPD (South West) comes under the control of any person, or persons acting in concert, not having control of WPD (South West) as of May 11, 2006 or (2) the person or persons having the right to control, directly or indirectly, a majority of the votes that may ordinarily be cast at general meetings of WPD (South West) or the right to control the composition of the Board of Directors of WPD (South West) cease to have those rights, if, in either case, PPL Corporation does not maintain an equity or voting interest of at least 50%;

•	In the event of a qualifying termination of employment, Mr. Symons would generally be entitled to a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years;

•	Mr. Symons’ agreement provides for a lump-sum payment having an actuarial present value equal to the additional pension benefits he would have received had he continued to be employed by the company for an additional 24 months;

•	Mr. Symons’ agreement does not provide for continuation of welfare benefits for Mr. Symons and his dependents following separation;

•	Mr. Symons’ agreement does not provide for payment or vesting of any incentive compensation awards (including performance units) for uncompleted periods;

•	Mr. Symons’ agreement provides for outplacement services of up to two years (Mr. Spence would be entitled to receive outplacement services of up to three years);

•	Mr. Symons’ agreement does not provide for excise tax gross-ups; and

•	Mr. Symons’ agreement does not provide for any post-retirement health care and life insurance benefits.

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•	the restriction period applicable to any outstanding restricted stock unit awards lapses for those awards granted under the SIP;

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EXECUTIVE COMPENSATION

•	the performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though there had been achievement of goals satisfying the target award (although the change-in-control agreements with respect to Mr. Spence would provide a cash payment in addition to this amount based on assumed achievement at the maximum level);

•	upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•	upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

See the table beginning on page 65 for the estimated value of benefits to be paid if any of the NEOs were terminated on December 31, 2017, after a change in control of PPL for qualifying reasons. PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the PPL Executive Deferred Compensation Plan, change-in-control agreements and the DDCP if a change in control were to occur. Currently, the trusts are not funded. The trusts provide for the company to fund the trusts at the time a “potential change in control” occurs. The funds are refundable to the company if the change in control does not actually take place.

A “potential change in control” is triggered when:

•	the company enters into an agreement that would result in a change in control;

•	the company or any investor announces an intention to enter into a change in control;

•	the Board of Directors declares that a potential change in control has occurred; or

•	an investor obtains 5% or more of the company’s common stock and intends to control or influence management (requiring a Schedule 13D to be filed by the investor with the SEC).

Within 60 days of the end of each year after the change in control occurs, PPL is required to irrevocably deposit additional cash or property into the trusts in an amount sufficient to pay participants or beneficiaries the benefits that are payable under terms of the plans that are being funded by the trusts as of the close of each year. Any income on the trust assets would be taxed to PPL and not to the beneficiaries of the trusts, and such assets would be subject to the claims of general creditors in the event of PPL’s insolvency or bankruptcy.

Retention Agreements

PPL previously entered into a retention agreement with Mr. Dudkin under which he held 16,131 shares of restricted stock units. The retention agreement ended June 17, 2017, at which time the restrictions lapsed.

Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment, but the value of those benefits and their components vary depending upon the circumstances. A qualifying termination in connection with a change in control of PPL Corporation, or WPD (South West) for Mr. Symons, triggers contractual benefits under the change in control and equity award agreements described above. A retirement results in benefits and payments in cash or stock that are set forth in various executive plans referred to above. A termination resulting from death or disability also has a number of benefit consequences under various benefit plans.

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2017, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. Also, the table does not repeat information disclosed in the “Pension Benefits in 2017” table, the “Nonqualified Deferred Compensation in 2017” table or the “Outstanding Equity Awards at Fiscal Year-End 2017” table, except to the extent that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected and is noted as such in the footnotes to the table.

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In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Severance. See “CD&A — Additional Information — Special Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs, other than Messrs. Staffieri and Symons, are participants in the PPL Executive Severance Plan. The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy. Pursuant to this plan, each of the NEOs, other than Messrs. Staffieri and Symons, is eligible for two years of base salary, a lump-sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability from the NEO.

As discussed above in “Change-in-Control Arrangements,” there is a structured approach to separation benefits for involuntary and select “good reason” terminations of employment in connection with a change in control of PPL Corporation. PPL has entered into agreements with each of the NEOs that provide benefits to the officers upon qualifying terminations of employment in connection with a change in control. The benefits provided under these agreements replace any other severance benefits provided to the NEOs by PPL, including any benefit under the PPL Executive Severance Plan or any prior severance or change-in-control agreement.

The table below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits,” and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable” for Mr. Spence.

Account balances under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan and the LG&E Energy Corp. Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2017” table on page 58 above and are not included in the table below.

Annual Cash Incentive Awards. It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Mr. Sorgi is currently ineligible to retire.

In the event any of the NEOs were to die or terminate employment due to a disability, the CGNC has the authority to consider an award. If Mr. Sorgi was to leave voluntarily, he would not be entitled to an annual cash incentive award.

In the event of a qualifying termination in connection with a change in control of PPL Corporation, annual cash incentive awards that have been determined, but not yet paid, are payable under the terms of the change-in-control agreements entered into with the NEOs. Also in the case of a change in control, if a termination under these change-in-control agreements occurs during the performance year, accrued incentive cash awards are payable on a prorated basis for the period worked during the year using the assumption that performance goals were attained at target.

Long-term Incentive Awards. Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP, or in the event of a change in control under the ICPKE. Under the SIP, if there is a change in control, restrictions lapse if there is a termination not for “cause” or for “good reason.” Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement eligible.

If the NEO is eligible to retire, and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period. In the event of a change in control, the performance period ends and there is pro rata vesting as if the target shareowner return was achieved. See “Change-in-Control Arrangements” above for a discussion of enhanced benefits that are triggered if Mr. Spence is terminated in connection with a change in control of the company. Performance units are forfeited in the event of voluntary termination if the executive is not eligible to retire.

In all events where performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target (other than for Mr. Spence, who is entitled to an additional cash payment in the case of a change in control to provide payout at the maximum payout level), except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

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All stock options and phantom stock options currently outstanding are fully vested and exercisable and therefore are not reflected in the table below.

The term of all previously granted PPL stock options is 10 years. Upon the below stated events of termination, the executive may exercise options as follows:

•	In the event of retirement, (1) for options granted under the SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP, the executive has the remaining term to exercise the options.

•	In the event of termination of employment as a result of death or disability, the term for options granted under the ICP is reduced to 36 months, and under the SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•	In the event of a change in control, the term for options granted under the ICP is reduced to 36 months. In the event of a qualifying termination of employment in connection with a change in control under the SIP, the term for options granted is reduced to three years and 60 days for all outstanding options. For options granted in 2010 or after under the ICP, and for all options granted under the SIP, the exercise periods in the event of a change in control are extended to the full term.

•	In the event of voluntary termination of employment for reasons other than noted above, NEOs have a maximum of 60 days to exercise options granted under the ICP and the SIP that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the NEOs must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

The term of all previously granted phantom stock options to Mr. Symons is 10 years. Upon the below stated events of termination, he may exercise the phantom stock options as follows:

•	In the event of termination of employment as a result of death, the term for the phantom stock options is reduced to three years from the date of termination.

•	In the event of termination of employment as a result of disability, or upon retirement, the term for the phantom stock options is reduced to five years from the date of termination or retirement.

•	In the event of voluntary resignation or involuntary termination other than for cause other than noted above, Mr. Symons has a maximum of 90 days to exercise his phantom stock options that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” Mr. Symons must exercise all outstanding exercisable phantom stock options prior to termination or risk immediate forfeiture of all phantom stock options, whether exercisable or not.

Assumptions for the table below:

•	For NEOs eligible to retire (Messrs. Spence, Staffieri, Symons and Dudkin), we have assumed the executive retires in the case of voluntary or involuntary termination.

•	For Messrs. Spence, Sorgi, Symons and Dudkin, we have assumed the termination event occurred as of December 31, 2017.

•	For Mr. Staffieri, we used March 15, 2018, his actual date of retirement from the company. The disclosure in the table for Mr. Staffieri is limited to the termination event that actually occurred.

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Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Severance payable in cash(1)	—	—	—	$2,369,160	—	$11,072,415
Other separation benefits(2)	—	$ 296,145	—	81,948	—	115,512
Tax gross-up amount payable(3)	—	—	—	—	—	11,104,718
Restricted stock units(4)	$9,706,083	9,706,083	$9,706,083	9,706,083	—	9,706,083
Performance units — TSR(5)	9,146,333	6,198,649	6,198,649	9,146,333	$6,198,649	18,292,666
Performance units — ROE(6)	965,275	965,275	965,275	965,275	321,758	1,930,549
V. Sorgi
Severance payable in cash(1)	—	—	—	1,100,000	—	3,357,774
Other separation benefits(2)	—	137,500	—	89,417	—	89,417
Tax gross-up amount payable(3)	—	—	—	—	—	—
Restricted stock units(4)	—	1,760,525	1,760,525	—(7)	—	1,760,525
Performance units — TSR(5)	—	1,173,154	1,173,154	—(7)	1,173,154	1,173,154
Performance units — ROE(6)	—	204,659	204,659	—(7)	68,220	68,220
V. A. Staffieri
Severance payable in cash(1)	N/A	N/A	N/A	N/A	N/A	N/A
Other separation benefits(2)	N/A	N/A	N/A	N/A	N/A	N/A
Tax gross-up amount payable(3)	N/A	N/A	N/A	N/A	N/A	N/A
Restricted stock units(4)	1,887,204	N/A	N/A	N/A	N/A	N/A
Performance units — TSR(5)	1,498,156	N/A	N/A	N/A	N/A	N/A
Performance units — ROE(6)	729,994	N/A	N/A	N/A	N/A	N/A
R. A. Symons
Severance payable in cash(1)	—	—	—	—	—	3,027,357
Other separation benefits(2)	—	6,563,020	—	—	—	50,000
Tax gross-up amount payable(3)	—	—	—	—	—	—
Restricted stock units(4)	1,129,185	1,129,185	1,129,185	1,129,185	—	1,129,185
Performance units — TSR(5)	1,170,052	766,373	766,373	1,170,052	766,373	766,373
Performance units — ROE(6)	131,980	131,980	131,980	131,980	43,993	43,993
G. N. Dudkin
Severance payable in cash(1)	—	—	—	1,090,000	—	3,511,350
Other separation benefits(2)	—	136,250	—	96,315	—	96,315
Tax gross-up amount payable(3)	—	—	—	—	—	—
Restricted stock units(4)	1,486,651	1,486,651	1,486,651	1,486,651	—	1,486,651
Performance units — TSR(5)	1,479,242	951,796	951,796	1,479,242	951,796	951,796
Performance units — ROE(6)	175,536	175,536	175,536	175,536	58,512	58,512

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(1)	For purposes of this table, we have assumed the NEOs, other than Mr. Staffieri, are eligible for benefits under their respective change-in-control agreements.

In accordance with PPL’s Executive Severance Plan, the NEOs included in the table, other than Messrs. Staffieri and Symons, are eligible for a payment of severance benefits in the event of an involuntary termination not for cause, if they are not eligible to receive severance payments under another plan or any agreement. Each of the NEOs, other than Messrs. Staffieri and Symons, is eligible to receive a cash severance payment equal to two years’ base salary and additional benefits described in Note 2 below.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO is eligible for severance benefits if termination occurs within 36 months of a change in control (a) due to termination by the company for reasons other than “cause” or (b) by the executive on the basis of “good reason” as that term is defined in the agreement. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for Mr. Spence is three times the sum of his annual salary as of the termination date plus the highest annual cash incentive payment made in the last three years as provided under his agreement. For Messrs. Sorgi and Dudkin, the amounts are three times the sum of their annual salary and the average of their annual cash bonuses earned in the last three fiscal years ending immediately prior to the fiscal year in which the termination date occurs, or if higher, the fiscal year immediately prior to the fiscal year in which the termination date occurs. For Mr. Symons, the amount is generally a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years. All compensation for Mr. Symons has been converted from British pounds sterling to U.S. dollars at an exchange rate of $1.3532, which was the translation rate for December 29, 2017.

(2)	In the event of their death, the surviving spouses of Messrs. Spence, Sorgi and Dudkin are eligible to receive a lump-sum payment equal to three months of their respective base salary.

Under the terms of his Service Agreement, Mr. Symons is eligible to receive life insurance in the amount of £5.02 million while employed by WPD (South West). This amount has been converted from British pounds sterling to U.S. dollars at an exchange rate of $1.3532, which was the translation rate for December 29, 2017.

Under the PPL Executive Severance Plan, each NEO, other than Messrs. Staffieri and Symons, is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. In addition to the lump-sum severance payment described in Note 1 above, these officers are eligible to receive a lump-sum payment equivalent to 24 months of COBRA premiums and outplacement assistance not to exceed $50,000 in fees.

Under the terms of the change-in-control agreements of each of Messrs. Spence, Sorgi and Dudkin, the executive is eligible for continued medical and dental benefits, life insurance premiums, disability coverage and outplacement services (limited to $50,000 in the case of Messrs. Sorgi and Dudkin). The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column. Mr. Symons is eligible for outplacement services.

(3)	In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the IRS, the change-in-control agreement for Mr. Spence provides that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. The tax payment and gross-up do not extend to normal income taxes due on any separation payments. The amounts shown as “Tax gross-up amount payable” include the company’s estimate of the excise tax and gross-up payments that would be made under the terms of Mr. Spence’s change-in-control agreement if he had been terminated on December 31, 2017. The change-in-control agreements for Messrs. Sorgi and Dudkin do not provide for excise tax payments or gross-ups.

Mr. Symons is a U.K.-based individual and citizen, with no portion of his pay applicable to work performed in the United States. Mr. Symons is therefore not subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code.

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(4)	Total outstanding performance-contingent restricted stock units and restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2017” table above. The amounts included in this table reflect the value of the performance-contingent restricted stock units and restricted stock units that would become immediately vested as a result of each event as of December 31, 2017 (March 15, 2018 for Mr. Staffieri), including the impact of the rounding of fractional shares. The table set forth below this note shows the number of units accelerated and payable, including accumulated dividend equivalents, as well as the number forfeited upon the occurrence of each termination event. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	313,605	313,605	313,605	313,605	—	313,605
Forfeited	—	—	—	—	—	—
V. Sorgi
Accelerated	—	56,883	56,883	—	—	56,883
Forfeited	56,883	—	—	56,883	—	—
V. A. Staffieri
Accelerated	67,788	N/A	N/A	N/A	N/A	N/A
Forfeited	—	N/A	N/A	N/A	N/A	N/A
R. A. Symons
Accelerated	36,484	36,484	36,484	36,484	—	36,484
Forfeited	—	—	—	—	—	—
G. N. Dudkin
Accelerated	48,034	48,034	48,034	48,034	—	48,034
Forfeited	—	—	—	—	—	—

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(5)	The table includes the value of the performance units based on TSR and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2017 (March 15, 2018 for Mr. Staffieri). In the case of Mr. Spence’s “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change-in-control agreements to provide payment for the maximum payout level. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — TSR

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	—	—	—	—	200,279	200,279
Forfeited	—	95,240	95,240	—	95,240	95,240
Available after performance period completed	295,250	200,279	200,279	295,520	—	—
V. Sorgi
Accelerated	—	—	—	—	37,905	37,905
Forfeited	57,606	19,701	19,701	57,606	19,701	19,701
Available after performance period completed	—	37,905	37,905	—	—	—
V. A. Staffieri
Accelerated	—	N/A	N/A	N/A	N/A	N/A
Forfeited	17,597	N/A	N/A	N/A	N/A	N/A
Available after performance period completed	53,813	N/A	N/A	N/A	N/A	N/A
R. A. Symons
Accelerated	—	—	—	—	24,762	24,762
Forfeited	—	13,043	13,043	—	13,043	13,043
Available after performance period completed	37,805	24,762	24,762	37,805	—	—
G. N. Dudkin
Accelerated	—	—	—	—	30,753	30,753
Forfeited	—	17,042	17,042	—	17,042	17,042
Available after performance period completed	47,795	30,753	30,753	47,795	—	—

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(6)	The table includes the value of the performance units based on ROE and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2017 (March 15, 2018 for Mr. Staffieri). In the case of Mr. Spence’s “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change-in-control agreements to provide payment for the maximum payout level. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — ROE

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	—	—	—	—	10,396	10,396
Forfeited	—	—	—	—	20,792	20,792
Available after performance period completed	31,188	31,188	31,188	31,188	—	—
V. Sorgi
Accelerated	—	—	—	—	2,204	2,204
Forfeited	6,613	—	—	6,613	4,408	4,408
Available after performance period completed	—	6,613	6,613	—	—	—
V. A. Staffieri
Accelerated	—	N/A	N/A	N/A	N/A/	N/A
Forfeited	—	N/A	N/A	N/A	N/A	N/A
Available after performance period completed	26,221	N/A	N/A	N/A	N/A	N/A
R. A. Symons
Accelerated	—	—	—	—	1,421	1,421
Forfeited	—	—	—	—	2,843	2,843
Available after performance period completed	4,264	4,264	4,264	4,264	—	—
G. N. Dudkin
Accelerated	—	—	—	—	1,891	1,891
Forfeited	—	—	—	—	3,781	3,781
Available after performance period completed	5,672	5,672	5,672	5,672	—	—

(7)	In the event of involuntary termination for reasons other than for cause, Mr. Sorgi would forfeit all outstanding restricted stock units and performance units because he is not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the CGNC.

CEO Pay Ratio

The ratio of our CEO’s total compensation to our median employee’s total compensation, the CEO Pay Ratio, is a reasonable estimate calculated in a manner consistent with SEC rules. We identified our median employee using our global employee population of 12,662 as of October 1, 2017. To determine our median employee, we used regular wages, including bonus and overtime, as our consistently applied compensation measure, and annualized pay for those who commenced work during 2017. Using statistical sampling, we initially identified employees within 5% below and 5% above estimated median pay. From this group of employees, we selected our median employee, taking into

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consideration employees whose pay was projected to be consistent year-over-year and further excluding employees likely to retire in the near-term and employees that have experienced higher pay volatility over the past five years.

After identifying the median employee, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table on page 47, which includes salary and overtime pay, as well as cash bonus payments, change in pension value and company matching contributions to the 401(k) employee savings plan. Based on such calculation, our CEO’s total compensation was $13,540,331, while our median employee’s total compensation was $104,520. Accordingly, our CEO Pay Ratio was 130 to 1.

As described in footnote 3 to the Summary Compensation Table, in January 2017, the CGNC transitioned from performance-contingent restricted stock units to a combination of time-vested restricted stock units and ROE-based performance units. The Stock Awards column in the Summary Compensation Table reflects the last grant of performance-contingent restricted stock units for the backward-looking 2014 through 2016 performance period, as well as the first grant of the forward-looking time-vested restricted units and new ROE-based performance units. The grant of performance-contingent restricted stock units is required to be included in the Summary Compensation Table for 2017, even though the award is for an earlier performance period. If that award was not included in the Summary Compensation Table, our CEO’s total compensation would have been $10,544,775 and our CEO pay ratio would have been 101 to 1.

70 PPL CORPORATION 2018 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Fees to Independent Auditor for 2017 and 2016

For the fiscal years ended December 31, 2017 and 2016, Deloitte served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by Deloitte for the audit of our company’s annual financial statements for the fiscal years ended December 31, 2017 and 2016, and also includes fees for other services rendered. The amounts set forth in the table below include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.

	2017	2016
	(In thousands)
Audit fees(a)	$5,705	$4,662
Audit-related fees(b)	72	395
Tax fees(c)	547	966
All other fees(d)	261	8
(a)	Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes performance of specific agreed-upon procedures and due diligence activities.

(c)	Includes fees for tax advice in connection with new legislation and the 2015 spinoff of the company’s competitive generation business to form Talen Energy Corporation.

(d)	Includes fees for access to a Deloitte online accounting research tool and a systems portfolio analysis.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2017 and 2016 services provided by Deloitte.

* * * * * *

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

PPL CORPORATION 2018 Proxy Statement 71

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 3

72 PPL CORPORATION 2018 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Deloitte & Touche LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

In its capacity as a Committee of the Board of Directors, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be provided by the independent auditor. In determining whether to reappoint the independent auditor, the Audit Committee takes into consideration various factors, including: the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also has a policy to periodically solicit competitive proposals for audit services from independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable Auditing Standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Deloitte & Touche LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with the Global Chief Compliance Officer as well as various members of management. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation, Governance and Nominating Committee reviews various risks, including risks related to compensation matters as well as legal and regulatory compliance risks as they relate to corporate governance.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017.

PPL CORPORATION 2018 Proxy Statement 73

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Steven G. Elliott, Chair

Rodney C. Adkins

Raja Rajamannar

Craig A. Rogerson

Keith H. Williamson

Armando Zagalo de Lima

74 PPL CORPORATION 2018 Proxy Statement

GENERAL INFORMATION

On what matters am I voting?

There are three proposals scheduled to be voted on at the meeting:

•	the election of ten directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve the compensation of our named executive officers, or NEOs; and

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2018.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2017.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the Internet. Accordingly, commencing on or about April 4, 2018, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 28, 2018, may vote at the Annual Meeting, either in person or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

PPL CORPORATION 2018 Proxy Statement 75

GENERAL INFORMATION

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

•	Via the Internet

If you received a Notice, you may vote by proxy at www.proxypush.com/ppl by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

The telephone and Internet voting facilities for shareowners of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m., Central Time, on May 15, 2018.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o EQ Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than 11:59 p.m., Central Time, on May 15, 2018 in order for your vote to be counted.

•	In person at the Annual Meeting

You may come to the Annual Meeting and cast your vote there, either by proxy or by ballot. For those shareowners who received a Notice, please bring the Notice, which will serve as your admission ticket. For those shareowners who received printed copies of the proxy materials, please bring your admission ticket with you to the Annual Meeting.

If you vote via the Internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the advisory vote to approve compensation of NEOs; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2018.

76 PPL CORPORATION 2018 Proxy Statement

GENERAL INFORMATION

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the Internet, by telephone or by mail. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please see the attendance requirements discussed under “Who can attend the Annual Meeting?”

As a participant in the PPL Corporation Employee Stock Ownership Plan, or ESOP, how do I vote shares held in my plan account?

If you are a participant in our ESOP, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. ESOP participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 28, 2018 will be voted by the trustee in accordance with your instructions. Participants may not vote in person at the Annual Meeting. Similar to the process for shareowners of our common stock who receive printed proxy materials, you may vote by mail, telephone or on the Internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Central Time, on May 13, 2018, if you vote by mail, by telephone or on the Internet. Please follow the ballot instructions specific to the participants in the ESOP.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the Internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 15, 2018;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your

PPL CORPORATION 2018 Proxy Statement 77

GENERAL INFORMATION

shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable NYSE rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

Who can attend the Annual Meeting?

If you are a shareowner of record and you received a Notice, the Notice will serve as your admission ticket. If you are a shareowner of record who received or requested printed copies of the proxy materials by mail, your admission ticket is enclosed with your proxy materials. If you hold shares through the ESOP, your admission ticket is the letter enclosed with your ballot card. You will need to bring your Notice or admission ticket, along with picture identification, to the meeting. If you own shares as a beneficial owner (in street name), please bring to the meeting proof of your PPL common stock ownership, such as your most recent brokerage statement, or an ownership confirmation letter from your broker, or your Notice or PPL voting instruction form sent to you by your broker, along with picture identification. PPL will use your brokerage document to verify your ownership of PPL common stock and admit you to the meeting.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum. As of the record date of February 28, 2018, there were 694,276,405 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our articles of incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Compensation, Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Proposal 1 (election of directors) and Proposal 2 (advisory vote to approve executive compensation) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

78 PPL CORPORATION 2018 Proxy Statement

GENERAL INFORMATION

Proposal 3 (ratification of auditor) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the Internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the Annual Meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the Annual Meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact EQ Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854, or by phone at 800-345-3085.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact EQ Shareowner Services as indicated above and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record.

PPL CORPORATION 2018 Proxy Statement 79

GENERAL INFORMATION

When are the 2019 shareowner proposals due?

To be included in the proxy materials for the 2019 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 5, 2018:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2019 Annual Meeting.

Acronyms used in this proxy statement

CD&A	Compensation Discussion and Analysis	NYSE	New York Stock Exchange
CGNC	Compensation, Governance and Nominating Committee	PPL	PPL Corporation
DDCP	Directors Deferred Compensation Plan	PPL Electric	PPL Electric Utilities Corporation
EPS	Earnings per share from ongoing operations	ROE	Return on Equity
ESOP	Employee Stock Ownership Plan	RSU	Restricted Stock Units
GAAP	Generally accepted accounting principles	SEC	Securities and Exchange Commission
ICP	Incentive Compensation Plan	SERP	Supplemental Executive Retirement Plan
ICPKE	Incentive Compensation Plan for Key Employees	SIP	Amended and Restated 2012 Stock Incentive Plan
IRS	Internal Revenue Service	TSR	Total Shareowner Return
LKE	LG&E and KU Energy LLC	UTY	Philadelphia Stock Exchange Utility Index
NEO	Named executive officer	WPD	Western Power Distribution

80 PPL CORPORATION 2018 Proxy Statement

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Earnings from Ongoing Operations

	(Millions of Dollars)		(Per Share—Diluted)

	2017	2016	2017	2016

Net Income	$1,128	$1,902	$1.64	$2.79

Less: Special Items (expense) benefit:*

Foreign currency economic hedges, net of tax of $59, $4	(111)	(8)	(0.15)	(0.01)

Spinoff of the Supply segment, net of tax of ($1), $2	4	(3)	—	—

Settlement of foreign currency contracts, net of tax of $0, ($108)	—	202	—	0.30

Settlement of indemnification agreement, net of tax of ($2), $0	4	—	0.01	—

Change in U.K. tax rate	—	37	—	0.05

U.S. tax reform	(321)	—	(0.47)	—

Adjustment to investment, net of tax of $0, $0	(1)	—	—	—

Total Special Items	(425)	228	(0.61)	0.34

Earnings from Ongoing Operations	$1,553	$1,674	$2.25	$2.45

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to net income, an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the effective tax rate of the entity where the activity is recorded. Special items include:

•	Unrealized gains or losses on foreign currency economic hedges (as discussed below).

•	Spinoff of the Supply segment.

•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges.

•	Significant workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British-pound-sterling-denominated anticipated earnings. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings. See Note 17 to the Financial Statements in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional information on foreign currency economic activity.

*	See Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional information on special items.

A-1

DIRECTIONS TO PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

9:00 A.M. WEDNESDAY, MAY 16, 2018

PPL CENTER

701 Hamilton Street, Allentown, Pennsylvania 18101

PARKING GARAGE

706 West Linden Street, Allentown, Pennsylvania 18101

Directions to Parking Garage:

From the east or west:	• Exit US 22 at PA 145 S / MacArthur Road / 7th Street. MacArthur Road becomes 7th Street. • Turn right on Linden Street and make an immediate left into the parking garage.

From the north or south:

•  Take Pennsylvania Turnpike Northeast Extension and exit at the Lehigh Valley Interchange to US 22 East.

•  Exit US 22 at PA 145 S / MacArthur Road / 7th Street. MacArthur Road becomes 7th Street.

•  Turn right on Linden Street and make an immediate left into the parking garage.

Your parking ticket will be validated when you check in at the meeting,

so please take your ticket with you into the meeting.

SHAREOWNER INQUIRIES:

Equiniti Trust Company

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 651-450-4064

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 610-774-5151

PPL Corporation, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2017 is available without charge by writing to the PPL Treasury Department at the address provided above or by requesting it through, or accessing it on, the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the Annual Meeting or not, you may vote over the Internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1,

and FOR Proposals 2 and 3.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	06	William H. Spence	☐	☐	☐

02	John W. Conway	☐	☐	☐	07	Natica von Althann	☐	☐	☐
Please fold here – Do not separate
03	Steven G. Elliott	☐	☐	☐	08	Keith H. Williamson	☐	☐	☐

04	Raja Rajamannar	☐	☐	☐	09	Phoebe A. Wood	☐	☐	☐

05	Craig A. Rogerson	☐	☐	☐	10	Armando Zagalo de Lima	☐	☐	☐

2. Advisory vote to approve compensation of named executive officers	☐	For	☐	Against	☐	Abstain

3. Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 16, 2018

PPL CENTER

701 HAMILTON STREET

ALLENTOWN, PENNSYLVANIA 18101

PPL Corporation Two North Ninth Street Allentown, PA 18101

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2018.

William H. Spence and Joanne H. Raphael, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 16, 2018, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each Director Nominee included in Proposal 1, and “FOR” Proposals 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint William H. Spence and Joanne H. Raphael, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/ppl Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 15, 2018.	1-866-883-3382 Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 15, 2018.

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PPL Corporation, c/o EQ Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than 11:59 p.m. (CT) on May 15, 2018 in order for your vote to be counted.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS BALLOT CARD.

The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1,

and FOR Proposals 2 and 3.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	06	William H. Spence	☐	☐	☐

02	John W. Conway	☐	☐	☐	07	Natica von Althann	☐	☐	☐
Please fold here – Do not separate
03	Steven G. Elliott	☐	☐	☐	08	Keith H. Williamson	☐	☐	☐

04	Raja Rajamannar	☐	☐	☐	09	Phoebe A. Wood	☐	☐	☐

05	Craig A. Rogerson	☐	☐	☐	10	Armando Zagalo de Lima	☐	☐	☐

2. Advisory vote to approve compensation of named executive officers	☐	For	☐	Against	☐	Abstain

3. Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Ballot. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Ballot.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 16, 2018

9:00 A.M. EASTERN TIME

PPL CENTER

701 HAMILTON STREET

ALLENTOWN, PENNSYLVANIA 18101

PPL Corporation Employee Stock Ownership Plan (ESOP)

Confidential Ballot

This is a ballot for voting your shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the Internet. Fidelity Investments, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 16, 2018.

If you do not return your ballot card, or return it unsigned, or do not vote by telephone or Internet, the ESOP provides that the Trustee will vote your shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.

Please review the information carefully and indicate how you wish your shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or Internet) to Fidelity Investments’ agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or Internet is extremely important.

This ballot, if sent by mail, must be received by 11:59 p.m. (CT) on May 13, 2018 in order for your vote to be counted. If you wish to vote by telephone or on the Internet, please follow the instructions below.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot card.

INTERNET	PHONE	MAIL
www.proxypush.com/pplesop Use the Internet to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 13, 2018.	1-866-883-3382 Use any touch-tone telephone to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 13, 2018.

Mark, sign and date your ballot card and return it in the postage-paid envelope we’ve provided or return it to PPL ESOP Trustee, c/o EQ Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed ballot card no later than 11:59 p.m. (CT) on May 13, 2018 in order for your vote to be counted.

If you vote your ballot by Internet or by Telephone, you do NOT need to mail back your Ballot Card.